Exhibit 1.1

EXECUTION COPY

Virgin Media Inc.

Virgin Media Group LLC

Virgin Media Holdings Inc.

Virgin Media Finance PLC

Virgin Media (UK) Group, Inc.

Virgin Media Communications Limited

Virgin Media Investment Holdings Limited

U.S.$750,000,000 of 9.50% Senior Notes due 2016

€180,000,000 of 9.50% Senior Notes due 2016

Underwriting Agreement

   May 29, 2009

J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017	Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB England

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	J.P. Morgan Securities Ltd. 125 London Wall London EC2Y 5AJ England

Goldman, Sachs & Co. 85 Broad Street, New York, New York 10004	Goldman, Sachs & Co. 85 Broad Street, New York, New York 10004

The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR England	The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR England

On behalf of themselves and as representatives (the “Dollar Representatives”) of the several Underwriters who are named in Schedule I-A hereto,	On behalf of themselves and as representatives (the “Euro Representatives”) of the several Underwriters who are named in Schedule I-B hereto, and Barclays Capital Inc.

as Qualified Independent Underwriter,

Ladies and Gentlemen:

Virgin Media Finance PLC, a public limited company organized under the laws of England and Wales (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell (i) to the Underwriters named in Schedule I-A hereto (the “Dollar Underwriters”) an aggregate of U.S.$750,000,000 principal amount of the 9.50% Senior Notes due 2016 (the “Dollar Notes”) and (ii) to the Underwriters named in Schedule I-B hereto (the “Euro Underwriters” and together with the Dollar Underwriters, the “Underwriters”) an aggregate of €180,000,000 principal amount of the 9.50% Senior Notes due 2016 (the “Euro Notes” and together with the Dollar Notes, the “Securities”).  The Dollar Representatives and the Euro Representatives are referred to collectively herein as the “Representatives”)

Virgin Media Inc., a Delaware corporation (the “Parent”), will unconditionally guarantee the Securities as to payments of principal and interest (the “Parent Guarantee”).  Virgin Media Group LLC, a Delaware limited liability company (“Virgin Media LLC”), Virgin Media Holdings Inc., a Delaware corporation (“Virgin Media Holdings”), Virgin Media (UK) Group, Inc., a Delaware corporation (“Virgin Media UK”), and Virgin Media Communications Limited, a limited company organized under the laws of England and Wales (“Virgin Media Communications” and, together with Virgin Media LLC, Virgin Media Holdings and Virgin Media UK, the “Intermediate Guarantors”) will each unconditionally guarantee the Securities as to payments of principal and interest (the “Virgin Media LLC Guarantee”,  the “Virgin Media Holdings Guarantee”, the “Virgin Media UK Guarantee” and the “Virgin Media Communications Guarantee”, respectively, and together the “Intermediate Guarantees”).  Virgin Media Investment Holdings Limited, a limited company organized under the laws of England and Wales (“VMIH”), will guarantee the Securities as to payments of principal and interest on a subordinated and conditional basis (the “Subordinated Guarantee” and, together with the Parent Guarantee and the Intermediate Guarantees, the “Guarantees”).  The Parent, Virgin Media LLC, Virgin Media Holdings, Virgin Media UK, Virgin Media Communications and VMIH, collectively, shall be referred to herein as the “Guarantors”; the Intermediate Guarantee given by Virgin Media Communications and the Subordinated Guarantee together shall be referred to as the “English Guarantees.”  In connection with the offering and sale of the Dollar Notes, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. will act as Global Coordinators and Book-Running Lead Managers; The Royal Bank of Scotland plc, BNP Paribas, CALYON and HSBC Securities (USA) Inc. will act as Book-Running Lead Managers; and Fortis Securities LLC, Lloyds TSB Bank plc, Barclays Capital Inc. and UBS Securities LLC will act as Co-Managers. In connection with the offering and sale of the Euro Notes, Deutsche Bank AG, London Branch, Goldman, Sachs & Co., J.P. Morgan Securities Ltd. will act as Global Coordinators and Book-Running Lead Managers; The Royal Bank of Scotland plc, BNP Paribas, CALYON and HSBC Bank plc will act as Book-Running Lead Managers; and Fortis Bank, Lloyds TSB Bank plc, Barclays Bank PLC and UBS Securities LLC will act as Co-Managers.

1.             The Company (as to itself), the Parent (as to itself and the Company), Virgin Media LLC (as to itself), Virgin Media Holdings (as to itself), Virgin Media UK (as to itself), Virgin Media Communications (as to itself) and VMIH (as to itself) represent and warrant to, and agree with, each of the Underwriters as set forth below.  Each representation, warranty and agreement shall be made as of the date hereof, as of the Time of Sale (as defined herein) and as of the Closing Date.

(a)           The Company and the Guarantors have prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (Registration Nos. 333-159493, 333-159493-01, 333-159493-02, 333-159493-03, 333-159493-04, 333-159493-05 and 333-159493-06), relating to, among other things, certain debt securities to be issued from time to time by the Company. The Company and the Guarantors have also filed with, or propose to file with, the Commission pursuant to Rule 424 under the Act, one or more prospectus supplements specifically relating to the Securities and the Guarantees (each a “Prospectus Supplement”). The registration statement, as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, Rule 430B or Rule 430C under the Act to be part of and included in the registration statement (“Rule 430 Information”), is hereinafter referred to as the “Registration Statement”; and the related prospectus included in the Registration Statement at the time of its effectiveness is hereinafter referred to as the “Base Prospectus”. Each preliminary Prospectus Supplement that omits Rule 430 Information is herein referred to as a “Preliminary Prospectus Supplement”; and the Base Prospectus as supplemented by a Preliminary Prospectus Supplement is hereinafter referred to as a “Preliminary Prospectus”. The Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) to confirm sales of the Securities is hereinafter referred to as the “Final Prospectus Supplement”. The Base Prospectus as supplemented by the Final Prospectus Supplement is hereinafter referred to as the “Prospectus”.  If the Company and the Guarantors have filed an abbreviated registration statement pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Prospectus Supplement, Preliminary Prospectus or the Prospectus, as the case may be, which were filed under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Prospectus Supplement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.

(b)           At or prior to the time when sales or contracts for sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Base Prospectus, a Preliminary Prospectus Supplement dated May 27, 2009, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Annex I-A hereto, including a final pricing term sheet substantially in the form of Annex II.

(c)           No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that such information furnished by any Underwriter consists only of the following information in the Preliminary Prospectus Supplement (and the same information in the Final Prospectus Supplement) furnished on behalf of each Underwriter: the second sentence under the heading “Summary—The Offering—No Prior Market”, the fourth paragraph under the heading “Underwriting”, and the second and third sentence of the sixth paragraph under the heading “Underwriting”, in each case as such information may be amended in the Prospectus at the request of the Representatives (such information, the “Underwriter Information”).

(d)           The Time of Sale Information (before giving effect to any “free-writing prospectus” listed on Annex I hereto other than the final pricing term sheet substantially in the form of Annex II), as of the Time of Sale, did not, and at the Closing Date, will not, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(e)           Neither the Company nor any of the Guarantors (including their respective agents and representatives, other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to nor will prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication (other than communications referred to in clauses (1), (2), (3) and (4) below) by the Company or any Guarantor or their respective agents and representatives, other than the Underwriters in their capacity as such, an “Issuer Free Writing Prospectus”) other than (1) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (2) the Base Prospectus, (3) any Preliminary Prospectus Supplement, (4) the Final Prospectus Supplement and (5) the documents listed on Annex I hereto and other written communications approved in writing in advance by the Representatives. Each Issuer Free Writing Prospectus listed on Annex I hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus permitted hereunder complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433 under the Act) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(f)            The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that was filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company or any Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or any Guarantor or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Act and the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply with respect to (1) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (2) any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(g)           All documents incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus (the “Exchange Act Reports”), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus (or any further amendment or supplement thereto), when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(h)           The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects, the financial position of the Parent and/or its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information of the Parent and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Parent and its subsidiaries and presents fairly, in all material respects, the information shown thereby.

(i)            Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) neither the Parent nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus any loss or interference with its businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could have a material adverse effect on the condition, financial or otherwise, business, general affairs, management, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole (a “Material Adverse Effect”); (ii) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus neither the Parent nor any of its subsidiaries has entered into any transaction or agreement, other than in the ordinary course of business, that is material to the Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent and its subsidiaries taken as a whole; (iii) since the respective dates of the information which is given in the capitalization table set forth in the Preliminary Prospectus and the Prospectus, including the notes thereto, there has not been any material change in the capital stock of the Parent or any of its subsidiaries or long-term debt of the Parent and its subsidiaries on a consolidated basis, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent on any class of capital stock (except for the Parent’s regular quarterly dividend to be paid in June 2009); and (iv) since the respective dates of the information which is given in the Registration Statement, the Time of Sale Information and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole.  Each subsidiary listed on Schedule II to this Agreement is referred to as a “Material Subsidiary”, and each subsidiary of the Parent that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act is included on Schedule II; provided, however, that for the purpose of determining whether a subsidiary is a “significant subsidiary”, the Parent has used the 2007 fiscal year unconsolidated financial statements for each such subsidiary.

(j)            The Parent and its Material Subsidiaries have good and marketable title to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as are described in the Time of Sale Information and the Prospectus (including liens granted in connection with the senior facilities agreement of VMIH originally dated March 3, 2006, as amended (the “Senior Credit Facility”)) or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Parent and its subsidiaries taken as a whole; and any material real property, buildings and other premises held under lease by the Parent and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Parent and its subsidiaries taken as a whole and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Parent and its subsidiaries taken as a whole.

(k)           Each of the Parent, Virgin Media LLC, Virgin Media Holdings and Virgin Media UK has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each of the Company, Virgin Media Communications and VMIH has been duly organized and is validly existing as a limited company under the laws of England and Wales, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; and each other Material Subsidiary of the Parent has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization except, in each case, to the extent the failure to be so qualified, in good standing or have such power or authority could not reasonably be expected to have a Material Adverse Effect.

(l)            All of the issued shares of capital stock of the Parent have been duly and validly authorized and issued.  All of the issued shares of capital stock of the Parent are fully paid and non-assessable.  All of the issued shares of capital stock of each subsidiary of the Parent have been duly and validly authorized and issued, are fully paid and, to the extent relevant in the jurisdiction of organization of such subsidiary, non-assessable and (except for directors’ qualifying shares or as described in the Time of Sale Information and the Prospectus, and except for the entities listed on Schedule IV hereto) are owned directly or indirectly by the Parent, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for the pledge of shares and assets of substantially all of the subsidiaries of Virgin Media Communications pursuant to the Senior Credit Facility and, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(m)          The Company and the Guarantors have all requisite corporate (or other) power and authority to enter into this Agreement, the Securities, the Guarantees and the Indenture to be dated as of the Closing Date (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder.  All action (corporate or other) required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(n)           This Agreement has been and, as of the Closing Date, the Indenture will have been, duly authorized, executed and delivered by the Company and the Guarantors and upon such execution by the Company and the Guarantors (assuming the due authorization, execution and delivery of such agreements by the other parties thereto) this Agreement and the Indenture will constitute the valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with the terms hereof or thereof, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except as the enforcement of indemnification, contribution or exculpation provisions hereof and thereof may be limited by applicable law (collectively, the “Enforceability Exceptions”).

(o)           The Securities and the Guarantees have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, the Parent, each of the Intermediate Guarantors and VMIH, respectively, entitled to the benefits provided by the Indenture, enforceable against the Company, the Parent, each of the Intermediate Guarantors and VMIH, as the case may be, in accordance with their terms, subject to the Enforceability Exceptions.

(p)           The execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents, the issuance, authentication, sale and delivery by the Company  of the Securities and the issuance and delivery by the Guarantors of the Guarantees in accordance with the terms and conditions of the Indenture, and the compliance by the Company and the Guarantors (to the extent applicable) with all of the provisions of the Transaction Documents and the consummation of the transactions by the Company and the Guarantors contemplated by the Transaction Documents or the Time of Sale Information and the Prospectus (i) will not conflict with or result in a breach or violation of, or change of control under, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Parent or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar constitutive documents of the Parent or any of its Material Subsidiaries and (iii) will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent or any of its subsidiaries or any of their properties, including any license, authorization, order, rule or regulation administered or promulgated by the UK Office of Communications (“OFCOM”), or the rules and regulations of The Nasdaq Stock Market; except in any such case described in subclause (i) or (iii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)           No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Parent or any of its subsidiaries or any of their respective properties is required for the execution, delivery and performance by the Company or the Guarantors of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery by the Company of the Securities and the issuance and delivery by the Guarantors of the Guarantees in accordance with the terms and conditions of the Indenture, and the compliance by the Company and the Guarantors (to the extent applicable) with all the provisions of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Prospectus, except for (i)(A) the registration of the Securities (including the Guarantees) under the Act, (B) the qualification of the Indenture and the Trustee under the Trust Indenture Act and (C) such consents, approvals, authorizations, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), in connection with the registration of the Securities and the Guarantees, or (ii) such consents, approvals, authorizations, registrations or qualifications (A) as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters, or (B) the absence of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(r)            Neither the Parent nor any of its Material Subsidiaries is in violation of its Certificate of Incorporation or By-laws, its Memorandum or Articles of Association or similar constitutive document, except, with respect to the Material Subsidiaries, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither the Parent nor any of its subsidiaries is (i) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (ii) in violation of any statute or any license, authorization, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent and its subsidiaries, except, in any such case described in subclauses (i) and (ii), as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s)           The statements set forth in the Preliminary Prospectus Supplement and the Prospectus, as the case may be, under the captions “Description of Notes” and “Material United States Federal Income Tax Considerations”, and the statements included in the Company’s Current Report on Form 8-K dated May 27, 2009 under the caption “Business—Government Regulation” insofar as they purport to constitute a summary of the terms of the Securities and the Guarantees or describe the provisions of the laws and documents referred to therein, and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize in all material respects the matters referred to therein.

(t)            Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Parent or any of its subsidiaries is a party or of which any property of the Parent or any of its subsidiaries is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to the best of the Parent’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u)           No authorization from any governmental agency or body having jurisdiction over the Parent or any of its subsidiaries is required to effect payments of principal, premium, if any, and interest on the Securities.

(v)           Each of the Company and the Guarantors is not and, after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w)          Ernst & Young LLP, who have certified certain financial statements of the Parent and its subsidiaries, are independent public accountants with respect to the Parent and its subsidiaries within the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States).

(x)            The Parent and its subsidiaries own or possess, or have the right to use, or can acquire on commercially reasonable terms, patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them (the “Intellectual Property Rights”), except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Parent nor any of its subsidiaries has received any written notice of material infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y)           Except as set forth in the Time of Sale Information and the Prospectus, no labor dispute with the employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Parent, is threatened which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(z)            The Parent and its subsidiaries have paid all material U.S. and U.K. federal and state, as applicable, taxes and filed all U.S. and U.K. material tax returns required to be paid or filed through the date hereof except where the failure to so pay or file would not have a Material Adverse Effect; and except as otherwise disclosed in the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been asserted against the Parent or any of its subsidiaries.

(aa)         The Underwriters will not be required to pay any ad valorem stamp duty, stamp tax, stamp duty, reserve tax, transfer tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in the United States or the United Kingdom, in connection with (i) the sale, issuance and delivery of the Securities by the Company and the Guarantees by the Guarantors as contemplated by this Agreement and (ii) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement.

(bb)         Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Parent and its Material Subsidiaries possess all certificates, authorizations, licenses, and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to possess such certificates, authorizations, licenses and permits would not have a Material Adverse Effect, and (ii) to the best knowledge of the Parent, having made reasonable inquiry, neither the Parent nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any certificate, authorization, license, or permit, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc)         Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Parent and each of its Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect to such deductibles, co-insurance and self-insurance) as is customary in the businesses in which they are engaged (it being understood that the Parent and its Material Subsidiaries do not maintain insurance with respect to the underground portion of their cable network); (ii) neither the Parent nor any of its Material Subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance; and (iii) neither the Parent nor any of its Material Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(dd)         The Parent and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  There are no material costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) other than as properly reserved for in the latest audited financial statements of the Parent included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and other than as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ee)         The Parent maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure.

(ff)           The Parent maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences (provided, however, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements).  For the year ended December 31, 2008, there were no material weaknesses in the Parent’s internal control over financial reporting.

(gg)         Neither the Parent nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Parent or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities (other than the Notes Engagement Letter dated October 13, 2008 among the Parent, the Company and the Managers named therein and related arrangements).

(hh)         Neither the Parent nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ii)           Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Parent or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(jj)           The Company is not an ineligible issuer and the Parent is a well-known seasoned issuer, in each case as defined in Rule 405 under the Act, in each case at the time specified in the Act in connection with the offering of the Securities.

(kk)         Neither the Parent nor any of its subsidiaries nor, to the best knowledge of the Parent, any director, officer, agent, employee or other person associated with and acting on behalf of the Parent or any of its subsidiaries, has materially violated or is in material violation of any provision of the Foreign Corrupt Practices Act of 1977.

(ll)           The operations of the Parent and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Parent, threatened.

(mm)       No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.             (a)           Subject to the terms and conditions herein set forth, the Company agrees to issue and sell (i) to each of the Dollar Underwriters, and each of the Dollar Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to 93.59% of the principal amount thereof, the principal amount of the Dollar Notes set forth opposite the name of such Underwriter in Schedule I-A hereto and (ii) to each of the Euro Underwriters, and each of the Euro Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to 93.59% of the principal amount thereof, the principal amount of the Euro Notes set forth opposite the name of such Underwriter in Schedule I-B hereto.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Company acknowledges and agrees that each Underwriter is acting solely pursuant to a contractual relationship with the Company on an arm’s length basis with respect to the issue, offer and sale of the Securities (including in connection with determining the terms of the issue, offer and sale of the Securities) and not as a financial advisor or a fiduciary to the Company or any other person. In connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company. Additionally, the Company acknowledges that the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  The Company further acknowledges and agrees that any review by the Underwriters of the Company, the issue, offer and sale of the Securities, the terms of the Securities and other matters relating thereto will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any other person.  The foregoing is without prejudice to any obligation of the Representatives to make recommendations to the Company concerning the pricing and allocation of the offering in accordance with applicable rules of the U.K. Financial Services Authority. The Company agrees that it will not claim that the Underwriter, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

3.             The Company hereby confirms its engagement of Barclays Capital Inc. as, and Barclays Capital Inc. hereby confirms its agreement with the Company to render services as, a

“qualified independent underwriter” within the meaning of NASD Rule 2720(b)(15) of FINRA with respect to the offering and sale of the Securities. Barclays Capital Inc., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”.

4.             Upon the authorization by the Representatives of the release of the Securities and the Guarantees thereof, the several Underwriters propose to make a public offering of the Securities and the Guarantees thereof for sale upon the terms and conditions set forth in this Agreement and the Prospectus and each Underwriter severally hereby represents and warrants to, and agrees with, the Company and the Guarantors that:

(a)           It has not used, authorized use of, referred to, created, or participated in the planning for use of, and will not use, authorize use of, refer to, create, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company or the Parent); provided, however, that it may create, use, authorize use of, refer to, or participate in the planning for use of (1) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (2) any Issuer Free Writing Prospectus listed in Annex I or prepared pursuant to Section 1(e) and 6(e) hereof, or (3) any free writing prospectus prepared by the Underwriters and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (1) or (3), an “Underwriter Free Writing Prospectus”).

(b)           It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c)           It will comply with the terms of Annex VII hereto and the selling restrictions contained in the Preliminary Prospectus and the Prospectus under the heading “Underwriting.”

5.             (a)     The Securities to be purchased by each Underwriter hereunder will be represented by definitive global securities in book-entry form.  The Dollar Notes will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Euro Notes will be deposited by or on behalf of the Company with The Bank of New York Mellon as common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking S.A.  The Company will deliver the Dollar Notes to the Dollar Representatives, for the account of each Dollar Underwriter, against the payments and deposits by the Dollar Underwriters noted in Section 2 hereof by causing DTC to credit the Dollar Notes to the account of the Trustee at DTC.  The Company will deliver the Euro Notes to the Euro Representatives, for the account of each Euro Underwriter, against the payments and deposits by the Euro Underwriters noted in Section 2 hereof by causing The Bank of New York Mellon to credit the Euro Notes to the account of the Trustee.  The Company will cause forms of the certificates representing the Dollar Notes and the Euro Notes to be made available to the Dollar Representatives and Euro Representatives, as the case may be, for checking at least twenty-four hours prior to the Closing Date at the office of DTC (or its designated custodian) or The Bank of New York Mellon (or its designated custodian), as the case may be (the “Designated Office”), or such other time and place as the Representatives and the Company may agree upon. The time and date of such delivery and payment shall be 9:00 a.m., London time, on June 3, 2009 (the “Closing Date”) or such other time and date as the Representatives and the Company may agree upon in writing.

(b)           The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities, will be delivered at such time and date at the offices of Simpson Thacher & Bartlett LLP, One Ropemaker Street, London EC2Y 9HU, England (the “Closing Location”). The Securities will be delivered at the Designated Office, all on the Closing Date.  A meeting will be held at the Closing Location at 1:00 p.m., London time, on the business day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

6.             Each of the Company and the Guarantors agree with each of the Underwriters:

(a)           To file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A or 430B under the Act, to file any Issuer Free Writing Prospectus (including the final pricing term sheet substantially in the form of Annex II hereto) to the extent required under the Act, and to file, within the time periods required under the Exchange Act, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and to furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in such quantities as the Underwriters may reasonably request; and the Parent and/or one of its subsidiaries has paid or will pay the registration fees for this offering of the Securities within the time period required by Rule 456(b)(1)(i) under the Act;

(b)           To deliver, without charge, (i) to the Representatives, copies of the Registration Statement with fax signatures as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference, in such quantities as the Representatives may reasonably request; and (ii) to each Underwriter (A) conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, in such quantities as the Representatives may reasonably request and (B) during the Prospectus Delivery Period (as defined below), copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus in such quantities as the Representatives may reasonably request on behalf of the Underwriters.

As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as, in the opinion of counsel for the Underwriters, a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Securities by any Underwriter or dealer;

(c)           Prior to the later of the Closing Date and the termination of the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, to furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file such proposed amendment or supplement to which the Representatives reasonably object;

(d)           To advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any Prospectus Supplement or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (ii) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (iii) of the receipt by the Company or any Guarantor of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act; and (iv) of the receipt by the Company or any Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or promptly upon becoming aware of the initiation or the threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Base Prospectus, any Prospectus Supplement or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, to obtain as soon as reasonably possible the withdrawal thereof;

(e)           That (1) if during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus or any Issuer Free Writing Prospectus to comply with law, to notify the Representatives immediately thereof and to prepare forthwith and, subject to paragraph (c) above, to file with the Commission and furnish to the Representatives and such Underwriters and dealers as the Representatives may designate, such amendments or supplements to the Prospectus or any Issuer Free Writing Prospectus as may be necessary so that the statements in the Prospectus or any Issuer Free Writing Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, to notify the Representatives immediately thereof and to prepare forthwith and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Representatives and such Underwriters and dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law;

(f)            To qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdiction as the Representatives shall reasonably request and to continue such qualifications in effect so long as required for distribution of the Securities; provided, however, that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(g)           Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;

(h)           During the period beginning from the date hereof and continuing until and including the date that is (i) 30 days after the date hereof not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of the Parent or any of its subsidiaries nor shall any such entity guarantee any debt securities, without the prior written consent of at least half of the Representatives or (ii) 15 days after the date hereof not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of the Parent or any of its subsidiaries nor shall any such entity guarantee any debt securities, without the prior written consent of all the Representatives, in each case, which consent shall not be unreasonably withheld  (for the avoidance of doubt, intercompany loans, including intercompany loans in the form of convertible unsecured loan stock, and any drawdowns under any Facility or Additional

Facility under, and as defined in, the Senior Credit Facility, are not “debt securities” for purposes hereof);

(i)            Not to be or become, at any time prior to the expiration of one year after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(j)            The Company has not and will not issue without the prior consent of the Underwriters, any press or other public announcement referring specifically to the proposed issue of Securities unless the announcement adequately discloses the fact that stabilizing action may take place in relation to the Securities to be issued, and the Company and the Guarantors each authorize the Underwriters to make adequate public disclosure of the information required by the Financial Services Authority’s Code of Market Conduct (MAR2): Price Stabilising Rules;

(k)           That the Parent will make generally available to holders of the Securities and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Parent occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;

(l)            To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner described in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”;

(m)          To use its reasonable best efforts to list, subject to the notice of issuance, the Securities on the Official List of the Luxembourg Stock Exchange (the “Exchange”) for admission to trading on the Euro MTF market of the Exchange and, if at any time following the listing of the Securities on the Exchange such Securities cease to be so listed, to use its reasonable best efforts to list the Securities on another recognized stock exchange reasonably satisfactory to the Representatives;

(n)           That all amounts payable hereunder shall be paid in U.S. dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes (other than income taxes), levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Parent and/or one of its subsidiaries will pay or cause to be paid additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding after allowing for any tax credit or other benefit each such person receives by reason of such deduction or withholding; and

(o)           To, jointly and severally, indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, payable by the Underwriters, in the United Kingdom or the United States, on the creation, issuance and sale of the Securities and on the initial resale thereof by the Underwriters and on the execution and delivery of this Agreement or any other Transaction Document.

7.            The Parent covenants and agrees with the several Underwriters that the Parent will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the authorization, issuance, sale, preparation and delivery of the Securities and the Guarantees, and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Prospectus Supplement, any Issuer Free Writing Prospectus, the Time of Sale Information, and the Prospectus and any exhibits, amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing any Agreement Among Underwriters, this Agreement, the Indenture, the Blue Sky and legal investment memoranda, closing documents (including any compilations thereof)  and any other documents in connection with the authorization, issuance, sale, preparation and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under certain securities laws as provided in Section 6(f) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys (such fees and disbursements of counsel not to exceed $5,000); (iv) all fees and expenses in connection with listing the Securities on the Exchange; (v) any fees charged by securities rating services for rating the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) the reasonable fees and expenses of the QIU in connection with the services rendered pursuant to Section 3 hereof; (viii) all taxes of any kind (including, but not limited to, stamp, issuance or transfer tax, or any duty, levy, impost, assessment, withholding, deduction or other governmental charge, including penalties, interest and other liabilities related thereto, but not including any capital gains or income tax) asserted against any Underwriter arising as a result of (A)(x) the issuance, sale and delivery of the Securities by the Company to the Underwriters in the manner contemplated by this Agreement, (y) the ownership of the Securities by the Underwriters resulting from this Agreement, or (z) the cancellation or redemption of such Securities by the Company, (B) the sale and delivery of the Securities by the Underwriters to the purchasers thereof as contemplated by this Agreement, or (C) the consummation of any other transaction contemplated by this Agreement and the Transaction Documents in connection with the issuance, sale, delivery and ownership of the Securities and the other transactions contemplated thereby; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section (including the Company’s roadshow expenses).  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay the fees of their counsel.

8.             The several obligations of the Underwriters shall be subject, in their reasonable discretion, to the condition that all representations and warranties and other statements of the Parent, the Company, the Intermediate Guarantors and VMIH herein and its officers made in any certificate delivered pursuant to this Agreement are, as of the date hereof and at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 6(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           Ernst & Young LLP shall have furnished to the Representatives a “comfort letter” or “comfort letters”, dated the date of this Agreement and the Closing Date, in form and substance satisfactory to the Representatives relating to the Time of Sale Information and the Prospectus and to certain financial statements of the Parent issued in accordance with Statement of Accounting Standards No. 72; provided that the letters shall use a “cut-off” date no more than three business days prior to the date of delivery.

(c)           The Representatives shall have received on and as of the Closing Date, a certificate in the form as set forth in Annex III hereto, dated as of such date and signed by the Chief Executive Officer, Chief Financial Officer or General Counsel of the Parent, on behalf of the Parent in such person’s capacity as such officer (and not in a personal capacity).

(d)           Fried, Frank, Harris, Shriver & Jacobson (London) LLP, as special U.S. counsel for the Parent, the Intermediate Guarantors, the Company and VMIH, shall have furnished to the Representatives their written opinion and disclosure letter, dated the Closing Date, substantially in the form of Annex IV hereto.

(e)           Robert Mackenzie, UK Legal Director of the Parent, shall have furnished to the Representatives his written opinion, dated the Closing Date, substantially in the form of Annex V hereto.

(f)            Fried, Frank, Harris, Shriver & Jacobson (London) LLP, English counsel to the Parent, the Intermediate Guarantors, the Company and VMIH, shall have furnished to the Representatives their written opinion, dated the Closing Date, substantially in the form of Annex VI hereto.

(g)           Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions and a negative assurance letter, each dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           After the date hereof and on or before the Closing Date, except for announced possible downgrades, negative outlooks or reviews prior to the date hereof and subsequent downgrades resulting therefrom, (i) no downgrading shall have occurred in the rating accorded the Parent’s or any of its subsidiaries’ debt securities, including the Securities, by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc., and (ii) no such organization shall have publicly announced that it has under surveillance or review its rating of any debt securities, including the Securities, of the Parent or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) and (iii) no such organization has publicly announced that the Parent or any of its subsidiaries has been placed on negative outlook.

(i)            No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Securities.

(j)            The Indenture shall have been duly executed and delivered by the Company, the Guarantors and the Trustee; the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee; and the Guarantees shall have been duly executed and delivered by the Guarantors.

(k)           The Dollar Notes shall be eligible for clearance and settlement through DTC.

(l)            The Euro Notes shall be eligible for clearance and settlement through the facilities of Euroclear Bank S.A./N.V. and Clearstream Banking S.A.

The Company shall use all reasonable endeavors to procure the fulfillment of the conditions set out in this Section 8 by the times and dates stated herein.

If any of the conditions hereinabove provided for in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by a majority of the Representatives, by notifying the Company of such termination in writing at or prior to the Closing Date.

In such event, the Parent, the Intermediate Guarantors, the Company and VMIH and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7, 9 and 10 hereof).

9.             (a)           The Company and the Guarantors will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Time of Sale Information or, to the extent not included in the preceding items, any information that was included in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or the Time of Sale Information which is required to be filed by the Company pursuant to section 433(d) of the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or arise out of or are based upon any action taken by any Underwriter at the Company’s written request with respect to compliance with state securities laws within the United States (including delivery of the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information by, or the making of any offers and sales through, the Underwriters), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information.

(b)           Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or

any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided further, that the failure to notify the indemnifying person shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the total underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.           (a)           The Company and the Guarantors will jointly and severally indemnify and hold harmless Barclays Capital Inc., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary

Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information or, to the extent not included in the preceding items, any information that was included in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or the Time of Sale Information which is required to be filed by the Company pursuant to section 433(d) of the Act, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or arise out of or (iii) any action taken or omission to act or alleged action taken or omission to act by Barclays Capital Inc. as QIU in connection with any transaction contemplated in this Agreement or undertaken in connection with the authorization, issuance, sale, preparation and delivery of the Securities, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon the gross negligence or bad faith of Barclays Capital Inc. in performing the services as QIU and, provided further, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the Underwriter Information.

(b)           Each Underwriter, severally but not jointly, will indemnify and hold harmless Barclays Capital Inc., in its capacity as QIU, against any losses, claims, damages or liabilities to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any action taken or omission to act or alleged action taken or omission to act by Barclays Capital Inc. as QIU in connection with any transaction contemplated in this Agreement or undertaken in connection with the authorization, issuance, sale, preparation and delivery of the Securities, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, (A) in the case of (i) and (ii) above, only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information in reliance upon and in conformity with the Underwriter Information and (B) in the case of (iii) above, the Underwriters shall not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon the gross negligence or bad faith of Barclays Capital Inc. in performing the services as QIU.

(c)           The QIU will indemnify and hold harmless the Company, each Guarantor and each Underwriter against any losses, claims, damages or liabilities to which the Company, such Guarantor or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstance under which they were made, not misleading, and will reimburse the Company or such Guarantor or Underwriter for any legal or other expenses reasonably incurred by the Company or such Guarantor or Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus Supplement, any Final Prospectus Supplement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information in reliance upon and in conformity with the information furnished in writing to the Company by the QIU expressly for use therein, it being understood and agreed by the Company, each Guarantor and each Underwriter that the only such information furnished by the QIU consists of statements pertaining to the name of the QIU.

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided further, that the failure to notify the indemnifying person shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Guarantors, the Underwriters and the QIU (in its capacity as QIU) from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Guarantors, the Underwriters and the QIU (in its capacity as QIU) in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to any fee payable to the QIU (in its capacity as QIU).  The relative benefits received by the Underwriters on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to any fee payable to the QIU (in its capacity as QIU).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, the Underwriters or the QIU and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Guarantors, the Underwriters and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)            The obligations of the Company and the Guarantors under this Section 10 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act; and the obligations of the QIU under this Section 10 shall be in addition to any liability which the QIU may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11.           (a)           (i) If any Dollar Underwriter shall default in its obligation to purchase the Dollar Notes which it has agreed to purchase hereunder, the Dollar Representatives may in their discretion arrange for any of the Dollar Underwriters or another party or other parties satisfactory to the Company, acting reasonably, to purchase such Dollar Notes on the terms contained herein.  If within thirty-six hours after such default by any Dollar Underwriter the Dollar Representatives do not arrange for the purchase of such Dollar Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Dollar Representatives, acting reasonably, to purchase such Dollar Notes on such terms.  In the event that, within the respective prescribed periods, the Dollar Representatives notify the Company that they have so arranged for the purchase of such Dollar Notes, or the Company notifies the Dollar Representatives that it has so arranged for the purchase of such Dollar Notes, the Dollar Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or the Time of Sale Information, as the case may be, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or the Time of Sale Information which in the Dollar Representatives’ opinion may thereby be made necessary.  The term “Dollar Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Dollar Notes.

 (ii) If any Euro Underwriter shall default in its obligation to purchase the Euro Notes which it has agreed to purchase hereunder, the Euro Representatives may in their discretion arrange for any of the Euro Underwriters or another party or other parties satisfactory to the Company, acting reasonably, to purchase such Euro Notes on the terms contained herein.  If within thirty-six hours after such default by any Euro Underwriter the Euro Representatives do not arrange for the purchase of such Euro Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Euro Representatives, acting reasonably, to purchase such Euro Notes on such terms.  In the event that, within the respective prescribed periods, the Euro Representatives notify the Company that they have so arranged for the purchase of such Euro Notes, or the Company notifies the Euro Representatives that it has so arranged for the purchase of such Euro Notes, the Euro Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or the Time of Sale Information, as the case may be, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or the Time of Sale Information which in the Euro Representatives’ opinion may thereby be made necessary.  The term “Euro Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Euro Notes.

(b)           (i) If, after giving effect to any arrangements for the purchase of the Dollar Notes of a defaulting Dollar Underwriter or Dollar Underwriters by the Dollar Representatives and the Company as provided in subsection (a)(i) above, the aggregate principal amount of such Dollar Notes which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Dollar Notes to be purchased on the Closing Date, then the Company shall have the right to require each non-defaulting Dollar Underwriter to purchase the principal amount of Dollar Notes which such Dollar Underwriter agreed to purchase hereunder on the Closing Date and, in addition, to require each non-defaulting Dollar Underwriter to purchase its pro rata share (based on the principal amount of Dollar Notes which such Dollar Underwriter agreed to purchase hereunder) of the Dollar Notes of such defaulting Dollar Underwriter or Dollar Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Dollar Underwriter from liability for its default.

(ii) If, after giving effect to any arrangements for the purchase of the Euro Notes of a defaulting Euro Underwriter or Euro Underwriters by the Euro Representatives and the Company as provided in subsection (a)(ii) above, the aggregate principal amount of such Euro Notes which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Euro Notes to be purchased on the Closing Date, then the Company shall have the right to require each non-defaulting Euro

Underwriter to purchase the principal amount of Euro Notes which such Euro Underwriter agreed to purchase hereunder on the Closing Date and, in addition, to require each non-defaulting Euro Underwriter to purchase its pro rata share (based on the principal amount of Euro Notes which such Euro Underwriter agreed to purchase hereunder) of the Euro Notes of such defaulting Euro Underwriter or Euro Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Euro Underwriter from liability for its default.

(c)           (i) If, after giving effect to any arrangements for the purchase of the Dollar Notes of a defaulting Dollar Underwriter or Dollar Underwriters by the Dollar Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Dollar Notes which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Dollar Notes to be purchased on the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Dollar Underwriters to purchase Dollar Notes of a defaulting Dollar Underwriter or Dollar Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Dollar Underwriter or the Company, except for the expenses to be borne by the Company and the Dollar Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Sections 9 and 10 hereof; but nothing herein shall relieve a defaulting Dollar Underwriter from liability for its default.

(ii) If, after giving effect to any arrangements for the purchase of the Euro Notes of a defaulting Euro Underwriter or Euro Underwriters by the Euro Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Euro Notes which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Euro Notes to be purchased on the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Euro Underwriters to purchase Euro Notes of a defaulting Euro Underwriter or Euro Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Euro Underwriter or the Company, except for the expenses to be borne by the Company and the Euro Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Sections 9 and 10 hereof; but nothing herein shall relieve a defaulting Euro Underwriter from liability for its default.

12.           The respective indemnities, agreements, representations, warranties and other statements of the Parent, the Company, the Intermediate Guarantors and VMIH and the several Underwriters and the QIU, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the QIU, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

13.           If this Agreement shall be terminated pursuant to Section 11 hereof, the Parent and the Company shall not then be under any liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein and in the Prospectus, the Parent and the Company will reimburse the Underwriters through the Representatives for all out of pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Parent and the Company shall then be under no further liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof.

14.           This Agreement may be terminated by a majority of the Representatives, in their absolute discretion:

(a)           if, at any time after execution and delivery of this Agreement there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market or any limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either exchange; (ii) a suspension or material limitation in trading in the Parent’s securities on The Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by either United Kingdom or United States Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities or act of terrorism, declaration of war, national or international emergency; or (v) any change in the financial markets (including without limitation the high yield new issue market), currency exchange rates or controls or the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the United Kingdom or elsewhere, if the effect of any such event specified in this clause (iv) or (v), in the reasonable judgment of a majority of the Representatives, makes it impracticable or inadvisable to proceed with the sale of Securities;

(b)           in the circumstances set forth in Section 8 hereof;

(c)           if, at any time after the execution and delivery of this Agreement, (A) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement , the Time of Sale Information and the Prospectus, the Parent or any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement, Time of Sale Information and Prospectus, (B) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, the Parent or any of its subsidiaries has entered into any transaction or agreement, other than in the ordinary course of business, that is material to the Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent and its subsidiaries taken as a whole, otherwise than as set forth in the Registration Statement, Time of Sale Information and Prospectus, or (C) since the respective dates as of which information is given in the Registration Statement, Time of Sale Information and Prospectus (exclusive of any amendment or supplement thereto) there shall have been any change in the capital stock or long-term debt of the Parent or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent on any class of capital stock (except for the Parent’s regular quarterly dividend to be paid in June 2009), or any change, or any development involving a prospective change, in the condition, financial or otherwise, or in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole, other than as set forth in the Registration Statement, Time of Sale Information and Prospectus, the effect of which, in any such case described in clause (A) or (B) or (C), is in the reasonable judgment of a majority of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Securities or to market the Securities on substantially the terms described in the Registration Statement, Time of Sale Information and Prospectus;

(d)           subject to Section 11 of this Agreement, if the Closing Date shall not have occurred by the date which is five (5) business days after the date hereof; or

(e)           the representation in Section 1(d) hereof is incorrect in any respect.

This Agreement may also be terminated in the circumstances set forth in Section 11(c) of this Agreement.

15.           For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and London; (c) the term “written communication” has the meaning set forth in Rule 405 under the Act; and (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

16.           In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Representatives at the following addresses:

With respect to the Dollar Notes:	With respect to the Euro Notes:
J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017 Attention: James P. Casey Fax: 212-270-1063	Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB England Attention: Camelia Robu Fax: +44 (0)20 7547 4757

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attention: Camelia Robu Fax: +44 (0)20 7547 4757	J.P. Morgan Securities Ltd. 125 London Wall London EC2Y 5AJ England Attention: James P. Casey Fax: 212-270-1063
Goldman, Sachs & Co. 85 Broad Street, New York, New York 10004 Attention: Registration Department Fax: (212) 902-9316	Goldman, Sachs & Co. 85 Broad Street, New York, New York 10004 Attention: Registration Department Fax: (212) 902-9316
The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR England Attention: Head of High Yield Syndicate Fax: +44 207 085 6894	The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR England Attention: Head of High Yield Syndicate Fax: +44 207 085 6894

with a copy to:

Simpson Thacher & Bartlett LLP

One Ropemaker Street

London EC2Y 9HU

England

Attention: Nicholas J. Shaw, Esq.

Fax: +44 (0)20 7275 6502

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York  10017

United States

Attention: Arthur D. Robinson, Esq.

Fax: (212) 455-2502

and if to the QIU shall be delivered or sent by mail, telex or facsimile transmission to the QIU at the following address:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

and if to the Parent, the Company, the Intermediate Guarantors or VMIH shall be delivered or sent by mail to the address of the Company set forth in the Prospectus, Attention: Secretary, and to:

c/o Virgin Media Inc.
909 Third Avenue, Suite 2863
New York, New York  10012
United States
Attention: Secretary

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson (London) LLP
99 City Road
London  EC1Y 1AX
England
Attention: Timothy E. Peterson, Esq.

provided, however, that any notice to an Underwriter pursuant to Section 9(c) or 10(d) hereof shall also be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter’s Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof if sent by mail, or dispatch thereof, if sent by facsimile with transmission confirmation received.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Parent, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Parent, the Company, the Intermediate Guarantors and VMIH and, to the extent provided in Sections 9, 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.  Time shall be of the essence of this Agreement.

18.           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19.           This Agreement may be executed by anyone or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.           No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

21.           The Company (and each employee, representative and agent of the Company) is authorized to disclose to any person any and all aspects of the tax treatment and tax structure of this potential transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Parent or the Company relating to such tax treatment and tax structure, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Parent, the Company, the Intermediate Guarantors and VMIH.  It is understood that your acceptance of this letter on behalf of each of the Underwriters may be made pursuant to the authority set forth in a form of Agreement Among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Virgin Media Inc.

By:	/s/ James F. Mooney
Name: James F. Mooney
Title:

Virgin Media Finance PLC

By:	/s/ Robert Mackenzie
Name: Robert Mackenzie
Title: Director

Virgin Media Group LLC

By:	/s/ James F. Mooney
Name: James F. Mooney
Title:

Virgin Media Holdings Inc.

By:	/s/ James F. Mooney
Name: James F. Mooney
Title:

Virgin Media (UK) Group, Inc.

By:	/s/ Robert Mackenzie
Name: Robert Mackenzie
Title: Director

Virgin Media Communications Limited

By:	/s/ Robert Mackenzie
Name: Robert Mackenzie
Title: Director

Underwriting Agreement Signature Page

Virgin Media Investment Holdings Limited

By:	/s/ Robert Mackenzie
Name: Robert Mackenzie
Title: Director

Underwriting Agreement Signature Page

Accepted as of the date hereof:

J.P. Morgan Securities Inc.

By:	/s/ Chris Munro
Name: Chris Munro
Title: Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Alexandra Barth
Name: Alexandra Barth
Title: Managing Director

By:	/s/ Stephanie Perry
Name: Stephanie Perry
Title: Director

Goldman, Sachs & Co.

/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

The Royal Bank of Scotland plc

By:	/s/ Shenaaz Kazi
Name: Shenaaz Kazi
Title: Authorised Signatory

For themselves and on behalf of the
several Underwriters listed in Schedule I-A hereto.

Barclays Capital Inc.,

as Qualified Independent Underwriter

By:	/s/ Timothy N. Hartzell
Name: Timothy N. Hartzell
Title: Managing Director

Underwriting Agreement Signature Page
Virgin Media Finance PLC – Dollar Notes

Accepted as of the date hereof:

Deutsche Bank AG, London Branch

By:	/s/ Nick Jansa
Name: Nick Jansa
Title: Managing Director

By:	/s/ Karl-Heinz Herweck
Name: Karl-Heinz Herweck
Title: Managing Director

J.P. Morgan Securities Ltd.

By:	/s/ Chris Munro
Name: Chris Munro
Title: Managing Director

Goldman, Sachs & Co.

/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

The Royal Bank of Scotland plc

By:	/s/ Shenaaz Kazi
Name: Shenaaz Kazi
Title: Authorised Signatory

For themselves and on behalf of the
several Underwriters listed in Schedule I-B hereto.

Barclays Capital Inc.,

as Qualified Independent Underwriter

By:	/s/ Timothy N. Hartzell
Name: Timothy N. Hartzell
Title: Managing Director

Underwriting Agreement Signature Page

Virgin Media Finance PLC – Euro Notes

Schedule I-A

Underwriter	Aggregate Principal Amount of Dollar Notes Purchased

J.P. Morgan Securities Inc.	$147,309,445

Deutsche Bank Securities Inc.	147,309,445

Goldman, Sachs & Co.	147,309,445

The Royal Bank of Scotland plc	108,152,818

BNP Paribas	65,547,163

HSBC Securities (USA) Inc.	65,547,163

CALYON	22,941,507

Fortis Securities LLC	22,941,507

Lloyds TSB Bank plc	22,941,507

Barclays Capital Inc.	—

UBS Securities LLC	—

TOTAL	$750,000,000

I-1

Schedule I-B

Underwriter	Aggregate Principal Amount of Euro Notes Purchased

Deutsche Bank AG, London Branch	€35,354,267

J.P. Morgan Securities Ltd.	35,354,267

Goldman, Sachs & Co.	35,354,267

The Royal Bank of Scotland plc	25,956,675

BNP Paribas	15,731,319

HSBC Bank plc.	15,731,319

CALYON	5,505,962

Fortis Bank	5,505,962

Lloyds TSB Bank plc	5,505,962

Barclays Bank PLC	—

UBS Securities LLC	—

TOTAL	€180,000,000

I-2

Schedule II — Material Subsidiaries

1.	Virgin Media Group LLC (Delaware)

2.	Virgin Media Holdings Inc. (Delaware)

3.	Virgin Media (UK) Group, Inc. (Delaware)

4.	Virgin Media Communications Limited (England)

5.	Virgin Media Finance PLC (England)

6.	Virgin Media Investment Holdings Limited (England)

7.	VMIH Sub Limited (England)

8.	Diamond Cable Communications Limited (England)

9.	ntl Midlands Limited (England)

10.	ntl Rectangle Limited (England)

11.	ntl (CWC) Limited (England)

12.	ntl Communications Services Limited (England)

13.	Virgin Media Limited (England)

14.	Flextech Broadband Limited (England)

15.	Telewest Limited (England)

16.	Telewest UK Limited (England)

17.	Telewest Communications Holdings Limited (England)

18.	Telewest Communications Networks Limited (England)

19.	Telewest Communications Group Limited (England)

20.	NTL UK Cablecomms Holdings, Inc (Delaware)

II-1

Schedule III — Material New York Agreements

Exhibits to filings of Virgin Media Inc.

Exhibits to the Annual Report on Form 10-K for the year ended December 31, 2008, as filed on February 26, 2009

1.	Second Amended Joint Reorganization Plan of NTL Incorporated and Certain Subsidiaries, dated July 15, 2002 (as subsequently modified)

2.	Equity Registration Rights Agreement, dated as of January 10, 2003, by and among NTL Incorporated and the stockholders listed on the signature pages thereto

3.	Registration Rights Agreement, dated as of September 26, 2003, between NTL Incorporated and W.R. Huff Asset Management Co., L.L.C.

4.	Registration Rights Agreement dated June 24, 2004 among Telewest Global, Inc., and Holders listed on the Signature pages thereto

5.	Rights Agreement, dated March 25, 2004, between Telewest Global, Inc. and The Bank of New York, as Rights Agent [to the extent governed by New York law]

6.

Amendment No. 1, dated as of October 2, 2005, to the Rights Agreement, dated as of March 25, 2004, among Telewest Global, Inc. and The Bank of New York, as Rights Agent [to the extent governed by New York law]

7.	Amendment No. 2, dated as of March 3, 2006, to the Rights Agreement between Telewest Global, Inc. and The Bank of New York, as Rights Agent [to the extent governed by New York law]

8.	Series A Warrant Agreement, dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock Transfer & Trust Company, as Warrant Agent

9.

First Supplemental Warrant Agreement, dated as of March 3, 2006, among NTL Incorporated, NTL Holdings Inc., Bank of New York, as successor Warrant Agent, and Continental Stock and Trust Company, amending the Warrant Agreement, dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock Transfer and Trust Company, as Warrant Agent

10.	Second Supplemental Warrant Agreement, dated as of December 11, 2007, by and between Virgin Media Inc. and The Bank of New York as Warrant Agent

11.	Indenture, dated as of April 13, 2004, by and among NTL Cable PLC, the Guarantors listed on the signature pages thereto and the Bank of New York, as Trustee

12.

Indenture, dated as of July 25, 2006, among NTL Cable PLC, NTL Incorporated, the Intermediate Guarantors (as defined in the Indenture), NTL Investment Holdings Limited, The Bank of New York as trustee and paying agent and The Bank of New York as trustee and paying agent and The Bank of New York (Luxembourg) S.A. as Luxembourg paying agent

13.	First Supplemental Indenture, dated as of October 5, 2006, among NTL Cable PLC, the Guarantors (as defined in the Indenture), and The Bank of New York as trustee

14.	Second Supplemental Indenture, dated as of October 30, 2006, among NTL Cable PLC, the Guarantors (as defined in the Indenture), and The Bank of New York as trustee

15.	Senior Guarantee, dated as of October 30, 2006, among NTL Holdings Inc., NTL (UK) Group, Inc., NTL Communications Limited, NTL Incorporated, NTL, Telewest LLC and The Bank of New York as trustee

16.

Indenture for 6.50% Convertible Senior Notes due 2016, dated as of April 16, 2008, between Virgin Media Inc. and The Bank of New York, as trustee (including form of 6.50% Convertible Senior Note due 2016)

II-1

17.

Registration Rights Agreement for 6.50% Convertible Senior Notes due 2016, dated as of April 16, 2008, between Virgin Media Inc. and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.

18.	Virgin Media Inc. 2006 Stock Incentive Plan as amended and restated as of June 15, 2006

19.	Form of Non-Qualified Stock Option Notice for UK employees used for grants made under Virgin Media Inc. 2006 Stock Incentive Plan

20.	Form of Non-Qualified Stock Option Notice for non-executive directors used for grants made under Virgin Media Inc. 2006 Stock Incentive Plan

21.	Form of Incentive Stock Option Notice used for grants made under Virgin Media Inc. 2006 Stock Incentive Plan

22.	Amended and Restated Employment Agreement, and form of Restricted Stock Agreement, dated as of July 5, 2006, between NTL Incorporated and James Mooney

23.	Restricted Stock Agreement, dated as of April 30, 2008, between Virgin Media Inc. and James Mooney

24.	Restricted Stock Agreement, dated as of March 16, 2006, between NTL Incorporated and Neil A. Berkett

25.	Employment Agreement, dated as of December 18, 2008, between Virgin Media Inc. and Jerry V. Elliott

26.	Second Amended and Restated Employment Agreement entered into by and between Virgin Media Inc. and Bryan H. Hall, dated as of August 4, 2008

27.	Restricted Stock Agreement, dated as of December 8, 2006, between NTL Incorporated and Bryan H. Hall

28.	Employment Agreement, dated as of September 18, 2007, between Virgin Media Inc. and Mark Schweitzer

29.	Amendment Letter, dated November 28, 2008, relating to the Employment Agreement, dated as of September 18, 2007, between Virgin Media Inc. and Mark Schweitzer

30.	Restricted Stock Agreement, dated as of September 11, 2006, between Virgin Media Inc. and Howard Watson

31.	Restricted Stock Agreement, dated as of May 26, 2006, between NTL Incorporated and Malcolm Wall

32.	Employment Agreement, dated as of December 18, 2007, between Virgin Media Inc. and Charles K. Gallagher

33.	Extension Agreement, dated as of June 3, 2008, between Virgin Media Inc. and Charles K. Gallagher

34.	Extension Agreement, dated as of December 19, 2008, between Virgin Media Inc. and Charles K. Gallagher

35.	Letter Agreement between Charles K. Gallagher and Virgin Media Inc., dated December 21, 2007

36.	Employment Agreement, dated as of September 6, 2004, between NTL Incorporated and Jacques Kerrest. [Amended to New York governing law by Extension Agreement, dated as of December 18, 2007]

37.	Extension Agreement, dated as of December 18, 2007, between Virgin Media Inc. and Jacques Kerrest

38.	Letter Agreement between Edwin Banks and Virgin Media Inc., dated December 21, 2007

Exhibits to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, as filed on May 6, 2009

1.

Senior Facilities Agreement, dated March 3, 2006, as amended and restated, between, among others, Virgin Media Inc., certain of its subsidiaries (as Borrowers and/or Guarantors) and Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland plc and Goldman Sachs International (as Bookrunners and Mandated Lead Arrangers) [to the extent governed by New York law]

II-2

Schedule IV — Entities Not Wholly Owned

1.	Action Stations (2000) Limited (England) (92.50%)

2.	Aztec West Management Limited (England) (2.00%)

3.	Clearcast Limited (England) (12.50%)

4.	Credo Reference Limited (England) (13.13%)

5.	Crystalvision Productions Limited (England) (50.00%)

6.	Flextech Homeshopping Limited (England) (80.00%)

7.	Flextech Living Health Limited (England) (30.00%)

8.	Florida Homeshopping Limited (England) (80.00%)

9.	Matchco Limited (England) (76.00%)

10.	Mayfair Way Management Limited (England) (83.33%)

11.	Mixmax Limited (England) (70.00%)

12.	ntl (South Hertfordshire) Limited (England) (33.33%)(1)

13.	Setanta Sports News Limited (England) (49.90%)

14.	Silverlink Business Management Limited (England) (3.23%)

15.	Smashedatom Limited (England) (60.00%)

16.	Start! Games Limited (England) (70.00%)

17.	The Capstan Centre Management Company Limited (England) (2.63%)

18.	Travel Technology Initiative Limited (England) (7.69%)

19.	UK Channel Management Limited (England) (50.00%)

20.	UK Gold Holdings Limited (England) (50.00%)

21.	UK Programme Distribution Limited (England) (7.30%)

22.	UKTV New Ventures Limited (England) (50.00%)

23.	VIS ITV Limited (In Liquidation) (England) (50.00%)

24.	Wren Homes Group PLC (England) (Under 1%)

(1)          67% owned by South Hertfordshire United Kingdom Fund, Ltd (a Colorado Partnership). Operated as a UK subsidiary by ntl Fawnspring Limited (the General Partner)

II-1

ANNEX I

ANNEX I-A

Time of Sale Information

Final Pricing Term Sheet, dated May 29, 2009, containing the terms of the securities, substantially in the form of Annex II

ANNEX I-B

None.

A-I-1

ANNEX II

Form of Final Pricing Term Sheet

Issuer:	Virgin Media Finance PLC

Guarantors:	Virgin Media Inc. Virgin Media Group LLC Virgin Media Holdings Inc. Virgin Media (UK) Group, Inc. Virgin Media Communications Limited Virgin Media Investment Holdings Limited

Security description:	Senior Notes

Distribution:	SEC registered

Dollar Notes:
Aggregate principal amount:	$750,000,000
Gross proceeds:	$716,805,000
Net proceeds (before expenses):	$701,931,296

Maturity:	August 15, 2016

Coupon:	9.500%
Offering price:	95.574%

Yield to maturity:	10.375%
Spread to Benchmark Treasury:	+721 bps
Benchmark Treasury:	UST 3.25% due May 31, 2016
Interest Payment Dates:	February 15 and August 15, commencing February 15, 2010

Redemption Provisions:
First call date:	August 15, 2013

Make-whole call	Before the first call date at a discount rate of Treasury plus 50 basis points

Redemption prices:	Commencing August 15, 2013: 104.750% Commencing August 15, 2014: 102.375% Commencing August 15, 2015 and thereafter: 100.000%

Redemption with proceeds of equity offering:	Prior to August 15, 2012, up to 40% may be redeemed at 109.500%

Dollar CUSIP:	92769VAA7
Dollar ISIN:	US92769VAA70
Dollar Denominations:	$US100,000 minimum; $1,000 increments

Euro Notes:
Aggregate principal amount:	€180,000,000
Gross proceeds:	€172,033,200

A-II-1

Net proceeds (before expenses):	€168,463,511

Maturity:	August 15, 2016

Coupon:	9.500%
Offering price:	95.574%

Yield to maturity:	10.375%
Spread to Benchmark:	+712.6 bps
Benchmark:	DBR 4.00% due July 4, 2016
Interest Payment Dates:	February 15 and August 15, commencing February 15, 2010

Redemption Provisions:
First call date:	August 15, 2013

Make-whole call	Before the first call date at a discount rate of DBR plus 50 basis points

Redemption prices:	Commencing August 15, 2013: 104.750% Commencing August 15, 2014: 102.375% Commencing August 15, 2015 and thereafter: 100.000%

Redemption with proceeds of equity offering:	Prior to August 15, 2012, up to 40% may be redeemed at 109.500%

Euro ISIN:	XS0432072295
Euro Common Code:	043207229
Euro Denominations:	€50,000 minimum; €1,000 increments

Trade date:	May 29, 2009
Settlement:	T+3; June 3, 2009
Ratings:	B2/B-
Bookrunners:	J.P. Morgan Deutsche Bank Goldman, Sachs & Co. RBS BNP Paribas HSBC CALYON

Co-Managers:	Fortis Securities LLC Lloyds TSB Corporate Markets Barclays Capital UBS Investment Bank

Use of Proceeds:

The company estimates that the net proceeds of this offering will be approximately £588.8 million, utilizing the exchange rates at May 22, 2009 of $1.5892 per £1.00 and €1.1347 per £1.00, after deducting the underwriters’ discount and estimated offering expenses. Under the terms of the senior

A-II-2

credit facility, the company is obligated to use the net proceeds of this offering to prepay a portion of the outstanding Tranches A-A3 and Tranches B1-B6 under the senior credit facility. Specifically, the company intends to prepay approximately £152.7 million of Tranches A and A1 that is currently scheduled for payment in March and September 2010, approximately £361.8 million of Tranches A2 and A3 that is currently scheduled for payment in March and September 2010, and approximately £88.1 million of Tranches B1-B6 that is currently scheduled for repayment in September 2012.  If the company makes these prepayments, certain amendments to its senior credit facilities will become effective. Those amendments include deferring the remaining principal repayments under Tranches A2 and A3 to June 2012. As revised for the anticipated prepayments and the effects of the amendments, the company’s amortization schedule under its senior credit facilities will be as follows: September 2010 - £99.0 million, March 2011 - £288.4 million, June 2012 - £917.8 million, September 2012 - £1,979.1 million, March 2013 - £300 million. The interest margin on Tranches A2 and A3 will increase by 1.375% upon the effectiveness of the amendments. A paydown notice is expected to be issued to our senior lenders once the sale of the senior notes has closed, with the paydown expected to be made on or around June 9, 2009.

Lock-up:

Virgin Media will not offer to sell any of its debt securities (other than the notes) for a period of (i) 30 days after the trade date without the prior consent of at least two of J.P. Morgan, Deutsche Bank, Goldman, Sachs & Co. and The Royal Bank of Scotland plc or (ii) 15 days after the date of the trade date without the prior consent of each of J.P. Morgan, Deutsche Bank, Goldman, Sachs & Co. and The Royal Bank of Scotland plc, in each case which consent shall not be unreasonably withheld.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-270-3994 or toll free at 1-800-245-8812.

A-II-3

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

United Kingdom: Stabilisation/FSA.

A-II-4

ANNEX III

Form of Officer’s Certificate

The officer’s certificate of the Parent, dated the Closing Date, shall be to the effect that:

1.             The representations and warranties of the Parent, the Company, Virgin Media LLC, Virgin Media Holdings, Virgin Media UK, Virgin Media Communications and VMIH contained in the Underwriting Agreement and required to be given on the date hereof are, to the best of each officer’s knowledge, after reasonable investigation, true and correct as of the date hereof.

2.             Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) neither the Parent nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement , the Time of Sale Information and the Prospectus any loss or interference with its businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which could have a material adverse effect on the condition, financial or otherwise, business, general affairs, management, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole; (ii) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus neither the Parent nor any of its subsidiaries has entered into any transaction or agreement, other than in the ordinary course of business, that is material to the Parent and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent and its subsidiaries taken as a whole; (iii) since the respective dates of the information which is given in the capitalization table set forth in the Preliminary Prospectus Supplement and the Prospectus, including the notes thereto, there has not been any material change in the capital stock of the Parent or any of its subsidiaries or long-term debt of the Parent and its subsidiaries on a consolidated basis, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent on any class of capital stock (except for the Parent’s regular quarterly dividend to be paid in June 2009); and (iv) since the respective dates of the information which is given in the Registration Statement, the Time of Sale Information and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Parent and its subsidiaries taken as a whole.

3.             Each of the Parent, the Company, Virgin Media LLC, Virgin Media Holdings, Virgin Media UK, Virgin Media Communications and VMIH has complied in all material respects with all of its agreements and satisfied all of the conditions on its part which are to be performed or satisfied by it pursuant to the Underwriting Agreement on or before the date hereof.

4.             None of the Parent or any of its subsidiaries is in default in the performance or observance of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Parent or any of its

A-III-1

subsidiaries is subject, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.             After May 29, 2009 and on or before the date hereof, except for announced possible downgrades, negative outlooks or reviews prior to the date hereof and subsequent downgrades resulting therefrom, (i) no downgrading has occurred in the rating accorded the Parent’s or any of its subsidiaries’ debt securities, including the Securities, by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc., (ii) no such organization has publicly announced that it has under surveillance or review its rating of any debt securities, including the Securities, of the Parent or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) and (iii) no such organization has publicly announced that the Parent or any of its subsidiaries has been placed on negative outlook.

All defined terms as used herein, unless otherwise defined, have the meanings assigned to them in the Underwriting Agreement.

By
Name:
Title:

A-III-2

ANNEX IV

Form of Opinion and Disclosure Letter

of Fried, Frank, Harris, Shriver & Jacobson (London) LLP,

as special U.S. counsel for the Company

A-IV-1

June 3, 2009

J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017	Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB England

and	and

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	J.P. Morgan Securities Ltd. 125 London Wall London EC2Y 5AJ England

and	and

Goldman, Sachs & Co. 85 Broad Street, New York, New York 10004 and	Goldman, Sachs & Co. 85 Broad Street, New York, New York 10004

and	and

The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR England	The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR England

on behalf of themselves and as representatives of the several Underwriters who are named in Schedules I-A and I-B hereto (collectively, the “Underwriters”).

Ladies and Gentlemen:

We have acted as special U.S. counsel for Virgin Media Inc., a Delaware corporation (the “Parent”), Virgin Media Finance PLC, a public limited company organized under the laws of England and Wales (the “Company”), Virgin Media Group LLC, a Delaware limited liability company (“Virgin Media LLC”), Virgin Media Holdings Inc., a Delaware corporation (“Virgin Media Holdings”), Virgin Media (UK) Group, Inc., a Delaware corporation (“Virgin Media UK”), and Virgin Media Communications Limited, a limited company organized under the laws of England and Wales (“Virgin Media Communications” and, together with Virgin Media LLC, Virgin Media Holdings and Virgin Media UK, the “Intermediate Guarantors”), and Virgin Media Investment Holdings Limited, a limited company organized under the laws of England and Wales (“VMIH”), in connection with the issuance and sale to the Underwriters of an aggregate principal amount of U.S.$750 million of 9.50% Senior Notes due 2016 of the Company and an aggregate principal amount of €180 million of 9.50% Senior Notes due 2016 of the Company (collectively, the “Securities”) pursuant to the Underwriting Agreement, dated as of May 29, 2009 by and among the Company, the Parent, the Intermediate Guarantors, VMIH and the Underwriters (the “Underwriting Agreement”).

The Parent will grant an unconditional guarantee of the Securities as to payments of principal and interest (the “Parent Guarantee”).  Virgin Media LLC, Virgin Media Holdings, Virgin Media (UK) and Virgin Media Communications will each grant an unconditional guarantee of the Securities as to payments of principal and interest (collectively, the “Intermediate Guarantees”); and VMIH will grant a guarantee of the Securities as to payments of principal and interest on a subordinated and conditional basis (the “Subordinated Guarantee” and, together with the Parent Guarantee and the Intermediate Guarantees, the “Guarantees”).  The Parent, the Intermediate Guarantors and VMIH, collectively, shall be referred to herein as the “Guarantors.”

This opinion is delivered to you pursuant to Section 8(d) of the Underwriting Agreement.  Capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein.  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and the Guarantors and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion.  We have examined, among other documents, the following:

(a)                                  the Underwriting Agreement;

(b)                                 form of the Securities and the Guarantees;

(c)                                  the Indenture, dated as of June 3, 2009, among the Company, the Guarantors, The Bank of New York Mellon, as Trustee and Paying Agent and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent (the “Indenture”);

(d)                                 the Registration Statement filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 27, 2009, as amended (including the

2

information, if any, deemed pursuant to Rule 430A, Rule 430B or Rule 430C under the Act to be part of and included in the Registration Statement) (the “Registration Statement”);

(e)                                  the Preliminary Prospectus Supplement, dated May 27, 2009, and filed with the Commission (the “Preliminary Prospectus Supplement”);

(f)                                    the Pricing Term Sheet, dated May 29, 2009, and filed with the Commission (the “Term Sheet”); and

(g)                                 the Final Prospectus Supplement, dated May 29, 2009, and filed with the Commission (the “Final Prospectus Supplement”).

We have also examined certificates of public officials confirming the existence and good standing of the Parent, Virgin Media LLC, Virgin Media Holdings and Virgin Media (UK) dated [•], 2009. The documents referred to in items (a), (b) and (c) above, are referred to herein collectively as the “Documents.”  As used herein, the “Prospectus” consists of the Final Prospectus Supplement and the base prospectus included in the Registration Statement (the “Base Prospectus”), and the “Time of Sale Information” consists of the Base Prospectus, the Preliminary Prospectus Supplement and the Term Sheet.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or facsimile, electronic or reproduction copies.  As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, statements and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company, the Guarantors and others, including but not limited to, the officer’s certificate of the Parent furnished to us (the “Officer’s Certificate”), and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.  Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to representation of the Company and the Guarantors in connection with the Documents, the Registration Statement and the Prospectus.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the parties to the Documents (other than the Parent, Virgin Media LLC, Virgin Media Holdings and Virgin Media UK) are validly existing and in good standing under the laws of their respective jurisdictions of organization, have the power and authority to execute and deliver the Documents, perform their obligations thereunder and to consummate the transactions contemplated thereby; (ii) the Documents have been duly authorized, executed and delivered by, and constitute valid and binding obligations of, the parties thereto (other than as expressly addressed in the opinions below as to the Company and the Guarantors) enforceable against such parties in accordance with their terms; (iii) such parties (other than as expressly addressed in the opinions below as to the Company and the Guarantors) will comply with all laws applicable thereto; and (iv) the Securities have been duly authenticated and delivered by the Trustee against payment therefor in accordance with the Underwriting Agreement.

3

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.               Each of the Parent, Virgin Media Holdings and Virgin Media UK is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.               Each of the Parent, Virgin Media LLC, Virgin Media Holdings and Virgin Media UK has corporate power and authority under, with respect to the Parent, Virgin Media Holdings and Virgin Media UK, the Delaware General Corporation Law or, with respect to Virgin Media LLC, the Delaware Limited Liability Company Act, to own its properties and conduct its business as described in the Prospectus.

3.               The Parent has been qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of New York.

4.               Virgin Media LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

5.               Assuming the due authorization, execution, issuance and delivery of the Securities by the Company under English law, the Securities, when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement and the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture. In expressing such opinion we assume that the form of the Securities will conform to specimens of the Securities that we have examined.

6.               Assuming the due authorization, execution and delivery of the Guarantees by VMIH and Virgin Media Communications under English law, the Guarantees issued by the Guarantors have been duly authorized by the Guarantors and, when duly executed by the Guarantors and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement and the Indenture, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, and will be entitled to the benefits of the Indenture. In expressing such opinion we assume that the form of the Guarantees will conform to specimens of the Guarantees that we have examined.

7.               Assuming the due authorization, execution and delivery of the Indenture by the Company, VMIH and Virgin Media Communications under English law, the Indenture has been duly authorized, executed and delivered by the Company and the Guarantors, constitutes a valid and binding obligation of the Company and the Guarantors and is enforceable against the Company and the Guarantors in accordance with its terms.

8.               Assuming the due authorization, execution and delivery of the Underwriting Agreement by the Company, VMIH and Virgin Media Communications under

4

English law, the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

9.               The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, the Indenture, the Underwriting Agreement, the Securities and the Guarantees, the issuance and sale of the Guarantees to the Underwriters by the Guarantors pursuant to the Underwriting Agreement, the issuance and sale of the Securities to the Underwriters by the Company pursuant to the Underwriting Agreement (i) do not and will not conflict with or result in a violation of, or constitute a default under, any agreement or other instrument listed in Schedule II hereto, (ii) do not and will not violate any provision of the Certificate of Incorporation, By-laws or LLC Agreement, as the case may be, of the Parent, Virgin Media LLC, Virgin Media Holdings and Virgin Media (UK), and (iii) do not and will not violate any law or regulation or order or decree of any court or governmental agency or authority of the State of New York, the United States or the State of Delaware under the Delaware General Corporation Law or Delaware Limited Liability Company Act, which, in our experience, is normally applicable to transactions of the type contemplated in the Underwriting Agreement (this opinion being limited (x) insofar as it addresses any order or decree, to those decrees or orders, if any, that have been listed in the Officer’s Certificate, (y) in that we express no opinion with respect to any breach, default or violation not readily ascertainable from the face of any such agreement or court decree or order, or arising under or based upon any cross-default provision, insofar as it relates to a default under an agreement not referred to in clause (i) of this paragraph or court decree or order not listed in the Officer’s Certificate, or arising under or based upon any covenant of a financial or numerical nature or requiring computation, and (z) in that we give no opinion in this paragraph with respect to any antifraud provisions of the U.S. federal or any state securities laws).

10.         No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required under any U.S. federal or New York State statute or any provision of the Delaware General Corporation Law or Delaware Limited Liability Company Act which, in our experience, is normally applicable to transactions of the type contemplated in the Underwriting Agreement and the Indenture, for the execution and delivery thereof, the offer, issuance and sale of the Securities and the Guarantees thereof or the consummation by the Company and the Guarantors of the transactions contemplated by the Underwriting Agreement, the Indenture, the Securities and the Guarantees, except for (i) the registration of the Securities and the Guarantees under the Act, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) such consents or approvals as have been obtained and are in full force and effect, and (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws or by the Financial Industry Regulatory Authority (“FINRA”).

5

11.         The statements set forth in the Preliminary Prospectus Supplement and the Prospectus under the heading “Description of Notes,” insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the matters referred to therein.

12.         The statements set forth in the Preliminary Prospectus Supplement and the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize the matters set forth therein.

13.         Each of the Company and the Guarantors is not and, after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

14.         The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Act and was filed with the Commission on May 27, 2009; each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement was filed with the Commission pursuant to the appropriate subparagraph of Rule 424(b) under the Act on May 27, 2009 and [•], 2009, respectively; and no order suspending the effectiveness of the Registration Statement has been issued, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or in connection with the offering of the Securities is pending or threatened by the Commission, and, to our knowledge, no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company.

15.         The Registration Statement, the Preliminary Prospectus Supplement and the Prospectus (other than the financial statements and related schedules and other financial data or information included therein, incorporated by reference therein or omitted therefrom, and the Statement of Eligibility and Qualification of the Trustee (Form T-1), as to which we express no opinion) appear on their faces to be responsive as to form in all material respects to the requirements of the Act; and the Indenture appears on its face to be responsive as to form in all material respects to the requirements of the Trust Indenture Act.

16.         Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

17.         The documents incorporated by reference in the Registration Statement (other than the financial statements and related schedules and other financial data or information

6

included therein, incorporated by reference therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, appeared on their face to be responsive as to form in all material respects to the requirements of the Exchange Act.

In the course of the preparation by the Company and the Guarantors of the Registration Statement, the Time of Sale Information and the Prospectus, we participated in conferences with certain officers and representatives of, and the independent public accountants for, the Parent and its subsidiaries at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus were discussed.  Given the limitations inherent in the role of outside counsel and the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus (including any documents incorporated therein by reference), except to the extent provided in paragraphs 11 and 12 above, and have made no independent check or verification thereof.  Subject to the foregoing and on the basis of the information we gained in the course of the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for, the Company and the Guarantors, no facts have come to our attention that cause us to believe that (i) the Registration Statement (including any document incorporated therein by reference), as of the applicable effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Time of Sale Information (including any document incorporated therein by reference), as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus (including any document incorporated therein by reference), as of its date and as of the date and time of delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In each case, however, we express no view or belief with respect to financial statements, notes or schedules thereto or other financial data or information included in, incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

The opinions set forth above are subject to the following qualifications:

A.                                   With respect to the opinions expressed in paragraphs 1, 3 and 4 above, we have relied solely upon certificates of public officials or upon confirmation via facsimile of good standing and valid existence provided by [National Corporate Research], and our opinions in paragraphs 1, 3 and 4 are expressed as of the date set forth on such certificates or as of the time of the confirmation received via facsimile.

B.                                     With respect to the opinions expressed in paragraph 14 above, we have relied solely on oral or written advice of the staff of the Commission and oral statements

7

from officers and representatives of the Company that no stop order suspending the effectiveness of the Registration Statement has been issued, that no proceedings for that purpose have been instituted or are pending or have been threatened by the Commission and that the Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) under the Act.

C.                                     We express no opinion as to:

(i)             the legality, validity, binding effect or enforceability of any provision of any of the Documents relating to indemnification, contribution or exculpation;

(ii)          the validity, binding effect or enforceability of any provision of any of the Documents containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company or any Guarantor under any of such Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions);

(iii)       the legality, validity, binding effect or enforceability of any provision of any of the Documents related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (b) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

(iv)      the validity, binding effect or enforceability of any provision of any of the Documents that may be construed to be in the nature of a penalty;

(v)         the validity, binding effect or enforceability of any provision of any of the Documents purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(vi)      the enforceability of any provision of any of the Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Documents.

8

D.            Our opinions are subject to:

(i)    applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally; and

(ii)   general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

E.             Our opinions are subject to the effect of, and we express no opinion with respect to, the application of or compliance with, foreign or state securities or Blue Sky laws.

F.             Except to the extent set forth in paragraph 13 above, we express no opinion as to the Investment Company Act of 1940, as amended.

G.            We express no opinion as to compliance with the rules and regulations of FINRA or The Nasdaq Stock Exchange.

The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York and, to the extent relevant, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.  This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The opinions expressed herein are given only as of the date hereof, and we undertake no obligation to update or supplement this opinion letter after the date hereof.

The opinions expressed herein are solely for your benefit (including the Underwriters listed in Schedule I hereto) in connection with the Underwriting Agreement, may not be relied on in any manner or for any purpose by any other person or entity (including by any person that acquires Securities from you) and may not be quoted in whole or in part without our prior written consent, except that The Bank of New York Mellon Trust Company, N.A., as Trustee, may rely on paragraphs 1 through 8 of this opinion as if it had been directly addressed to it.  In addition, this letter and its benefits are not assignable without our prior written consent to any person (including any person that acquires Securities from you).

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP

9

SCHEDULE I-A

J.P. Morgan Securities Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

The Royal Bank of Scotland plc

BNP Paribas

HSBC Securities (USA) Inc.

CALYON

Fortis Securities LLC

Lloyds TSB Bank Plc

Barclays Capital Inc.

UBS Securities LLC

10

SCHEDULE I-B

Deutsche Bank AG, London Branch

J.P. Morgan Securities Ltd.

Goldman, Sachs & Co.

The Royal Bank of Scotland plc

BNP Paribas

HSBC Bank plc

CALYON

Fortis Bank

Lloyds TSB Bank Plc

Barclays Bank PLC

UBS Securities LLC

11

SCHEDULE II

List of agreements and instruments governed by the law of the State of New York

Exhibits to filings of Virgin Media Inc.

Exhibits to the Annual Report on Form 10-K for the year ended December 31, 2008, as filed on February 26, 2009

1.	Second Amended Joint Reorganization Plan of NTL Incorporated and Certain Subsidiaries, dated July 15, 2002 (as subsequently modified)

2.	Equity Registration Rights Agreement, dated as of January 10, 2003, by and among NTL Incorporated and the stockholders listed on the signature pages thereto

3.	Registration Rights Agreement, dated as of September 26, 2003, between NTL Incorporated and W.R. Huff Asset Management Co., L.L.C.

4.	Registration Rights Agreement dated June 24, 2004 among Telewest Global, Inc., and Holders listed on the Signature pages thereto

5.	Rights Agreement, dated March 25, 2004, between Telewest Global, Inc. and The Bank of New York, as Rights Agent [to the extent governed by New York law]

6.

Amendment No. 1, dated as of October 2, 2005, to the Rights Agreement, dated as of March 25, 2004, among Telewest Global, Inc. and The Bank of New York, as Rights Agent [to the extent governed by New York law]

7.	Amendment No. 2, dated as of March 3, 2006, to the Rights Agreement between Telewest Global, Inc. and The Bank of New York, as Rights Agent [to the extent governed by New York law]

8.	Series A Warrant Agreement, dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock Transfer & Trust Company, as Warrant Agent

9.

First Supplemental Warrant Agreement, dated as of March 3, 2006, among NTL Incorporated, NTL Holdings Inc., Bank of New York, as successor Warrant Agent, and Continental Stock and Trust Company, amending the Warrant Agreement, dated as of January 10, 2003, by and between NTL Incorporated and Continental Stock Transfer and Trust Company, as Warrant Agent

10.	Second Supplemental Warrant Agreement, dated as of December 11, 2007, by and between Virgin Media Inc. and The Bank of New York as Warrant Agent

11.	Indenture, dated as of April 13, 2004, by and among NTL Cable PLC, the Guarantors listed on the signature pages thereto and the Bank of New York, as Trustee

12.

Indenture, dated as of July 25, 2006, among NTL Cable PLC, NTL Incorporated, the Intermediate Guarantors (as defined in the Indenture), NTL Investment Holdings Limited, The Bank of New York as trustee and paying agent and The Bank of New York as trustee and paying agent and The Bank of New York (Luxembourg) S.A. as Luxembourg paying agent

13.	First Supplemental Indenture, dated as of October 5, 2006, among NTL Cable PLC, the Guarantors (as defined in the Indenture), and The Bank of New York as Trustee

14.	Second Supplemental Indenture, dated as of October 30, 2006, among NTL Cable PLC, the Guarantors (as defined in the Indenture), and The Bank of New York as Trustee

15.	Senior Guarantee, dated as of October 30, 2006, among NTL Holdings Inc., NTL (UK) Group, Inc., NTL Communications Limited, NTL Incorporated, NTL, Telewest LLC and The Bank of New York as trustee

16.

Indenture for 6.50% Convertible Senior Notes due 2016, dated as of April 16, 2008, between Virgin Media Inc. and The Bank of New York, as trustee (including form of 6.50% Convertible Senior Note due 2016)

17.

Registration Rights Agreement for 6.50% Convertible Senior Notes due 2016, dated as of April 16, 2008, between Virgin Media Inc. and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.

18.	Virgin Media Inc. 2006 Stock Incentive Plan as amended and restated as of June 15, 2006

19.	Form of Non-Qualified Stock Option Notice for UK employees used for grants made under Virgin Media Inc.

12

2006 Stock Incentive Plan

20.	Form of Non-Qualified Stock Option Notice for non-executive directors used for grants made under Virgin Media Inc. 2006 Stock Incentive Plan

21.	Form of Incentive Stock Option Notice used for grants made under Virgin Media Inc. 2006 Stock Incentive Plan

22.	Amended and Restated Employment Agreement, and form of Restricted Stock Agreement, dated as of July 5, 2006, between NTL Incorporated and James Mooney

23.	Restricted Stock Agreement, dated as of April 30, 2008, between Virgin Media Inc. and James Mooney

24.	Restricted Stock Agreement, dated as of March 16, 2006, between NTL Incorporated and Neil A. Berkett

25.	Employment Agreement, dated as of December 18, 2008, between Virgin Media Inc. and Jerry V. Elliott

26.	Second Amended and Restated Employment Agreement entered into by and between Virgin Media Inc. and Bryan H. Hall, dated as of August 4, 2008

27.	Restricted Stock Agreement, dated as of December 8, 2006, between NTL Incorporated and Bryan H. Hall

28.	Employment Agreement, dated as of September 18, 2007, between Virgin Media Inc. and Mark Schweitzer

29.	Amendment Letter, dated November 28, 2008, relating to the Employment Agreement, dated as of September 18, 2007, between Virgin Media Inc. and Mark Schweitzer

30.	Restricted Stock Agreement, dated as of September 11, 2006, between Virgin Media Inc. and Howard Watson

31.	Restricted Stock Agreement, dated as of May 26, 2006, between NTL Incorporated and Malcolm Wall

32.	Employment Agreement, dated as of December 18, 2007, between Virgin Media Inc. and Charles K. Gallagher

33.	Extension Agreement, dated as of June 3, 2008, between Virgin Media Inc. and Charles K. Gallagher

34.	Extension Agreement, dated as of December 19, 2008, between Virgin Media Inc. and Charles K. Gallagher

35.	Letter Agreement between Charles K. Gallagher and Virgin Media Inc., dated December 21, 2007

36.	Employment Agreement, dated as of September 6, 2004, between NTL Incorporated and Jacques Kerrest. [Amended to New York governing law by Extension Agreement, dated as of December 18, 2007]

37.	Extension Agreement, dated as of December 18, 2007, between Virgin Media Inc. and Jacques Kerrest

38.	Letter Agreement between Edwin Banks and Virgin Media Inc., dated December 21, 2007

Exhibits to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, as filed on May 6, 2009

1.

Senior Facilities Agreement, dated March 3, 2006, as amended and restated, between, among others, Virgin Media Inc., certain of its subsidiaries (as Borrowers and/or Guarantors) and Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International (as Bookrunners and Mandated Lead Arrangers) [to the extent governed by New York law]

[Exhibits to the Current Report on Form 8-K as filed on [•], 2009]

1.

13

ANNEX V

Form of Opinion of Robert Mackenzie,

UK Legal Director of the Parent

Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
J.P. Morgan Securities Inc.	London
270 Park Avenue	EC2N 2DB
New York, New York 10017	England

and	and

J.P. Morgan Securities Ltd.
Deutsche Bank Securities Inc.	125 London Wall
60 Wall Street	London
New York, New York 10005	EC2Y 5AJ
England

and	and

Goldman, Sachs & Co.	Goldman, Sachs & Co.
85 Broad Street,	85 Broad Street,
New York, New York 10004	New York, New York 10004

and	and

The Royal Bank of Scotland plc	The Royal Bank of Scotland plc
135 Bishopsgate	135 Bishopsgate
London	London
EC2M 3UR	EC2M 3UR
England	England

on behalf of themselves and as the representatives of the several Underwriters who are named in schedules 1-A and 1-B to the Underwriting Agreement (collectively, the “Underwriters”).

[•], 2009

Ladies and Gentlemen:

Issuance by Virgin Media Finance PLC (the “Company”) of

$750 million of 9.50% Senior Notes due 2016 and €180 million of 9.50% Senior Notes due 2016 (collectively, the “Securities”)

I am a Solicitor of the Supreme Court of England and Wales and the UK Legal Director for the United Kingdom operations of Virgin Media Inc. (the “Parent”), the Company’s indirect parent. I have general supervision of the Company’s legal affairs in the United Kingdom and have been requested to provide this opinion in connection with the issue and sale of the Securities to the

Underwriters pursuant to the agreement among the Underwriters, the Company and the Guarantors (as defined below) dated May 29, 2009 (the “Underwriting Agreement”).

The Parent will unconditionally guarantee the Securities as to payments of principal and interest (the “Parent Guarantee”). Virgin Media Group LLC, a Delaware limited liability company (“Virgin Media LLC”), Virgin Media Holdings Inc., a Delaware corporation (“Virgin Media Holdings”), Virgin Media (UK) Group, Inc., a Delaware corporation (“Virgin Media UK”), Virgin Media Communications Limited, a limited company organised under the laws of England and Wales (“Virgin Media Communications” and, together with Virgin Media LLC, Virgin Media Holdings and Virgin Media UK, the “Intermediate Guarantors”) will each unconditionally guarantee the Securities as to payments of principal and interest (the “Intermediate Guarantees”). Virgin Media Investment Holdings Limited, a limited company organised under the laws of England and Wales (“VMIH”) will guarantee the Securities as to payments of principal and interest on a subordinated and conditional basis (the “VMIH Guarantee” and, together with the Parent Guarantee and the Intermediate Guarantees, the “Guarantees”). The Parent, the Intermediate Guarantors and VMIH, collectively, shall be referred to herein as the “Guarantors”.

1.             Defined Terms

Terms used in this opinion which are defined in the Underwriting Agreement shall have the respective meaning set forth in the Underwriting Agreement unless otherwise defined in this opinion.

2.             Documents Examined

2.1        For the purposes of this opinion, I have examined a copy of the following documents:

(a)           an executed copy of the Underwriting Agreement;

(b)           a draft of the Indenture in relation to the Securities to be dated June 3, 2009;

(c)           the form of the Securities and the Guarantees;

(d)           the Shelf Registration Statement in relation to the Securities dated May 27, 2009;

(e)           the final Prospectus Supplement prepared in connection with the offering of the Securities, dated May 29, 2009;

(f)            the Preliminary Prospectus Supplement prepared in connection with the offering of the Securities dated May 27, 2009;

(g)           the Memorandum and Articles of Association of each of the Company, Virgin Media Limited, VMIH, Virgin Media Communications, ntl (CWC) Limited, ntl Communications Services Limited, ntl Midlands Limited, Diamond Cable Communications Limited, ntl Rectangle Ltd, Flextech Broadband Limited, Telewest Limited, Telewest UK Limited, Telewest Communications Holdings Limited, Telewest Communications Networks Limited, Telewest Communications Group Limited and VMIH Sub Limited (each an “English Subsidiary” and collectively the “English Subsidiaries”);

(h)           the Register of Members and the Register of Charges of each of the English Subsidiaries and;

(i)            minutes of the meetings of the Board of Directors of, and company resolutions passed by, each of the English Subsidiaries in relation to the allotment and issue of their shares.

2.2           In rendering the opinion set forth herein, save as stated in this opinion, I have not examined any corporate or partnership records, contracts, instruments or other documents entered into by or affecting any of the English Subsidiaries.

2.3           The documents referred to in paragraphs 2.1 (a) to (c) (inclusive) above are hereinafter referred to as the “Documents”. The documents referred to in paragraph 2.1 (d) to (f) (inclusive) above are hereinafter referred to as the “Offering Documents”.

3.                                       Assumptions

In giving this opinion, I have assumed:

(a)                                 that any documents dated the date hereof or dated earlier than the date hereof which I have examined and on which I place reliance, remain complete and accurate;

(b)                                the genuineness of all signatures, stamps and seals, the conformity to the originals of all documents supplied to me as certified, photocopied, image-scanned or faxed copies and the authenticity and completeness of such documents;

(c)                                 the due authorisation, execution and delivery of the Documents and the Offering Documents by each of the parties thereto (including the Guarantors and the Company), and that the performance thereof is within the capacity and powers of each of them and that the Documents constitute legal, valid and binding obligations of each of the parties thereto enforceable against them in accordance with their respective terms;

(d)                                that each of the Documents reviewed as drafts or forms are executed in the same form;

(e)                                 the absence of other arrangements between any of the parties to the Documents which modify or supersede any of the terms thereof;

(f)                                   that none of the parties is or will be seeking to achieve any purpose not apparent from the Documents and the Offering Documents;

(g)                                that the Documents and the Offering Documents or the consummation by any of the Guarantors or the Company of the transactions contemplated thereby and the structure of the offering are not subsequently amended in a way that would affect the opinions contained in this opinion;

(h)                                that any further searches at Companies House would not reveal any circumstances which would require an amendment to this opinion;

(i)            that any certificates, confirmations and other documents dated earlier than the date of this opinion and on which I have expressed reliance remain accurate and that there have been no variations to any such certificates, confirmations or other documents;

(j)            that the Securities have not and will not be offered or sold to persons in the United Kingdom in contravention of any law, statute or regulation from time to time in force in the United Kingdom and that the Offering Documents have not been issued to or received by any person in the United Kingdom other than a person by whom such document may lawfully be received;

(k)           that with respect to any agreement or other instrument listed or filed as an exhibit to any Exchange Act Report, the execution and delivery, the offer, issue and sale of the Securities or the consummation by any of the Guarantors or the Company of the transactions contemplated by the Documents and the Offering Documents will not result in a change of control for the purposes of s.416 of the Income and Corporation Taxes Act 1988;

(l)            that for the purposes of the opinion set forth in paragraph 4(d)(y), in the event that any person acquires an interest in the Company as a result of the execution and delivery, the offer, issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Documents and the Offering Documents, neither such person nor the status of any such person would cause any court or governmental agency or body of the United Kingdom having jurisdiction over the Company or any of its properties in the United Kingdom, including any license, authorisation or order of Ofcom, to consider whether such person or its status would violate or require the termination or material impairment of any license, authorisation, order, rule or regulation of any court or governmental agency or body of the United Kingdom; and

(m)          that any obligations contained in the Senior Credit Facility relating to the application of the use of proceeds of the offering will be fully complied with.

The opinions set out in this opinion are made with no knowledge of New York law nor Delaware law nor of the US Securities Exchange Act of 1934, the US Securities Act of 1933, US accounting principles, the rules and regulations of the US Securities and Exchange Commission or any other US federal or state law or rule or regulation.

4.             Opinion

Based upon the foregoing, and subject to any matters not disclosed to me, and subject to the qualifications set out below, I am of the opinion that under applicable laws in the United Kingdom at the date hereof:

(a)           each of the Company and the English Subsidiaries has been duly incorporated and is validly subsisting under the laws of the jurisdiction of its incorporation as a limited liability company;

(b)           each of the Company and the English Subsidiaries has the requisite corporate power and authority to own and lease its properties and conduct its business as described in the Offering Documents;

(c)                                 no consent, approval, authorisation or order of any court or governmental agency or body in the United Kingdom is required for the execution and delivery, the offer, issue and sale of the Securities or the consummation by any of the Guarantors or the Company of the transactions contemplated by the Documents and the Offering Documents;

(d)                                the execution and delivery, the offer, issue and sale of the Securities or the consummation by any of the Guarantors or the Company, of the transactions contemplated by the Documents and the Offering Documents (x) will not conflict with or result in a breach or violation of, or change of control under, any of the terms or provisions of, or constitute a default under any agreement or other instrument listed and filed as an exhibit to an Exchange Act Report governed by the laws of England and Wales; (y) will not result in any violation of the provisions of the Memorandum of Association or the Articles of Association of the Company or any of the English Subsidiaries; and (z) will not result in any violation of, or any termination or material impairment of, any license, authorisation, order, rule or regulation known to me of any court or governmental agency or body of the United Kingdom having jurisdiction over the Company or any of the English Subsidiaries or any of their properties in the United Kingdom, including any license, authorisation, order, rule or regulation of Ofcom;

(e)                                  to my knowledge and save as disclosed in the Offering Documents, there is no material, pending or threatened action, suit or proceeding before any UK court or governmental agency, authority or body or any arbitrator to which any of the Parent, the Company or any of the English Subsidiaries is a party or to which any of their respective property is subject, the outcome of which, if determined adversely to the Parent, the Company or any of the English Subsidiaries, would have individually or in the aggregate a Material Adverse Effect (as defined in the Underwriting Agreement) and to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(f)                                    all the issued shares of the Company and the English Subsidiaries have been duly allotted and issued and are fully paid and are owned by the Parent, directly or indirectly, in the proportions stated in the Offering Documents, free of any charges, security interest claims, liens or encumbrances except for:

(i)                                     those disclosed in the Offering Documents, including liens in respect of the Senior Credit Facility;

(ii)                                  liens or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

(iii)                               such other charges, security interest claims, liens or encumbrances as would not have a Material Adverse Effect (as defined in the Underwriting Agreement);

(g)                                 that each of the Parent, the Company and the English Subsidiaries, hold all material certificates, authorisations, licences and permits issued by appropriate regulatory authorities in the United Kingdom necessary for them to conduct their respective businesses in the United Kingdom as described in the Offering Documents;

(h)                                  that the descriptions of the laws and regulations in the United Kingdom contained in “Item 1-Business - Government Regulation - Regulation in the U.K.” of the Current Report on Form 8-K for the Parent dated May 27, 2009 fairly summarise such matters in all material respects; and

(i)                                      that each of the Company and the English Subsidiaries is in compliance in all material respects with its Memorandum and Articles of Association and that none of the Company or the English Subsidiaries is in material default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party, such as would have a Material Adverse Effect (as defined in the Underwriting Agreement).

5.             Qualifications

This opinion is subject to the following qualifications:

(a)                                 The Company and the English Subsidiaries only have the authority to carry on those businesses specified in the objects clause of their respective Memorandum of Association. While each of the Company and the English Subsidiaries would appear to have the necessary authority to carry on the businesses as described in the Offering Documents, it is a matter of fact and interpretation of that objects clause whether the actual conduct of its business falls within the scope of its authority. As to whether this is the case, no opinion is given, but based on my knowledge, I understand this to be the case.

(b)                                In giving the opinion at 4(d) above, no opinion is given as to whether the offering, the issue and sale of the Securities, the execution and delivery of the Documents or the consummation of any of the transactions contemplated thereby, would:

(i)                                   be capable of being enforced within the United Kingdom; or

(ii)                                other than as would be disclosed by an inspection of the documents referred to in this sub-paragraph result in any violation of the provisions of the Memoranda of Association or the Articles of Association of the Company or any of the English Subsidiaries.

(c)                                 In giving the opinion at 4(e) and 4 (i) above, I have relied on information brought to my attention or within my knowledge and on no other information.

(d)                                The opinion at 4(f) above that the issued shares of the Company and the English Subsidiaries are free of any charges, security interest, claims, liens or encumbrances is given solely on the basis of my examination of the documents referred to at 2.1(h) above and 5(f) below and information brought to my attention or within my knowledge.

(e)                                 In giving the opinion at 4(g) above that the Parent, the Company, and the English Subsidiaries hold all material certificates, authorisations, licenses and permits to carry on the business as described in the Offering Documents, as to whether the actual activities of each of them falls within the scope of the activities described in the Offering Documents, I have relied on information brought to my attention or within my knowledge after due investigation.

(f)                                   In giving the opinion at 4(e) and 4(f) above:

(i)                                     searches of the Charges Registers of the Company and the English Subsidiaries were conducted at Companies House for England and Wales on [•] 2009 and confirmed on [•] 2009, the results of which are summarised in the Schedule. A chargee has 21 days to file a charge for inclusion on the Charges Register. [Any debenture listed against a Subsidiary in the Schedule in favour of any bank (as security trustee) extends to include, as part of the charged property, the share capital in such Subsidiary by virtue of that Subsidiary’s holding company being party to the composite debenture arrangements.] Although I am not aware of any additional charges to be registered, this opinion is given subject to any that might appear or be filed following this search date, and any that Companies House has failed to properly record;

(ii)                                  searches were conducted in England and Wales at the Companies Court in the Chancery Division of the High Court on [•], 2009 and confirmed on [•], 2009, being the relevant jurisdiction of the Company and the English Subsidiaries in respect of winding up or similar petitions. Although I am not aware of any such petitions having been lodged, this opinion is given subject to any that might be lodged following these search dates.

6.             Benefit

This opinion is given for the sole benefit of the persons to whom it is addressed and is not to be relied upon or communicated to any other person or for any other purpose, nor is it to be quoted or made public in any way without our prior written consent.

7.             Governing Law

This opinion is governed by English Law.

Yours faithfully

Robert Mackenzie

UK Legal Director

SCHEDULE

(Charges Register)

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ANNEX VI

Form of Opinion of

Fried, Frank, Harris, Shriver & Jacobson (London) LLP,

English counsel to the Parent, the Intermediate Guarantors, the Company and VMIH

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June 3, 2009

J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017 and	Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB England and

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	J.P. Morgan Securities Ltd. 125 London Wall London EC2Y 5AJ England

and Goldman, Sachs & Co. 85 Broad Street, New York, New York 10004 and	and Goldman, Sachs & Co. 85 Broad Street, New York, New York 10004 and

The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR England	The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR England

on behalf of themselves and as the representatives of the several Underwriters who are named in schedules 1-A and 1-B hereto (collectively, the “Underwriters”).

Ladies and Gentlemen:

1.                                      INTRODUCTION

We have acted as English counsel for and have taken instructions solely from Virgin Media Finance PLC, a public limited company organised under the laws of England and Wales (the “Company”), Virgin Media Inc., a Delaware corporation (the “Parent”), Virgin Media Group LLC, a Delaware limited liability company (“Virgin Media LLC”), Virgin Media Holdings Inc., a Delaware corporation (“Virgin Media Holdings”), Virgin Media (UK) Group, Inc., a Delaware corporation (“Virgin Media UK”), Virgin Media Communications Limited, a limited company organised under the laws of England and Wales (“Virgin Media Communications”

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and, together with Virgin Media LLC, Virgin Media Holdings and Virgin Media UK, the “Intermediate Guarantors”) and Virgin Media Investment Holdings Limited, a limited company organised under the laws of England and Wales (“VMIH”), in connection with the issuance and sale (the “Issue”) to the Underwriters of an aggregate principal amount of U.S.$750 million of 9.50% Senior Notes due 2016 of the Company and an aggregate principal amount of €180 million of 9.50% Senior Notes due 2016 of the Company (collectively, the “Securities”) pursuant to an underwriting agreement, dated as of May 29, 2009 (the “Underwriting Agreement”) by and among the Company, the Parent, the Intermediate Guarantors, VMIH and the Underwriters.

The Company, Virgin Media Communications and VMIH, collectively, shall be referred to herein as the “English Obligors”. The Company, the Parent, the Intermediate Guarantors and VMIH, collectively, shall be referred to herein as the “Obligors”.

The Parent will unconditionally guarantee the Securities as to payments of principal and interest (the “Parent Guarantee”). The Intermediate Guarantors will each unconditionally guarantee the Securities as to payments of principal and interest (the “Intermediate Guarantees”). VMIH will guarantee the Securities as to payments of principal and interest on a subordinated and conditional basis (the “VMIH Guarantee” and, together with the Parent Guarantee and the Intermediate Guarantees, the “Guarantees”). The Parent, the Intermediate Guarantors and VMIH, collectively, shall be referred to herein as the “Guarantors”. The Intermediate Guarantee given by Virgin Media Communications and the VMIH Guarantee are together hereinafter referred to as the “English Guarantees”.

This opinion is delivered to you pursuant to Section 8(f) of the Underwriting Agreement.

2.                                      DOCUMENTS EXAMINED AND SEARCHES

2.1                                 For the purposes of this opinion, we have examined the documents listed below:

(a)                          the Underwriting Agreement;

(b)                         the form of the Securities and Guarantees;

(c)                          the indenture dated as of June 3, 2009 (the “Indenture”) between the Company, the Guarantors and The Bank of New York Mellon, as Trustee;

(d)                         the shelf registration statement in relation to the Securities and Guarantees, filed with the United States Securities and Exchange Commission (the “Commission”) on May 27, 2009 (the “Registration Statement”);

(e)                          the preliminary prospectus supplement in relation to the Securities, dated May 27, 2009 and filed with the Commission (the “Preliminary Prospectus Supplement”);

(f)                            the pricing term sheet in relation to the Securities, dated May 29, 2009 and filed with the Commission (the “Term Sheet”);

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(g)                         the final prospectus supplement in relation to the Securities, dated May 29, 2009 and filed with the Commission (the “Final Prospectus Supplement”);

(h)                         those agreements and other instruments listed in Schedule 2 hereto (the “Material English Contracts”);

(i)                             a director’s certificate of each of the companies listed in Schedule 3 hereto (the “Material English Companies”) dated June 3, 2009, attaching copies of their respective memorandum and articles of association; and

(j)                             a director’s certificate of each of the English Obligors dated June 3, 2009 (together with the certificates specified in paragraph (i) above, the “Certificates”), attaching copies of their respective memorandum and articles of association and resolutions of the board of directors of the relevant English Obligor relating to (among other things) the Documents (as defined below).

2.2                                    On [•] 2009 we carried out a company search at the Companies Registry, Cardiff, in respect of each of the English Obligors, but we have not conducted any further search since that date. On [•] 2009 we carried out a telephone search at the High Court, Strand, London in respect of each of the English Obligors, but we have not conducted any further search since that date.

2.3                                 Except as otherwise stated herein, we have not:

(a)                          examined any contracts, deeds, instruments or documents and we have not made any search at the High Court, Strand, London or any other court in the United Kingdom in respect of winding-up or similar petitions;

(b)                         examined any corporate or other records of any English Obligor, any Material English Company or any other party to any of the Documents or the Material English Contracts;

(c)                          investigated whether any English Obligor, any Material English Company or any other party to any of the Documents or the Material English Contracts is or will be, by reason of any of the transactions and matters contemplated by the Documents or the Material English Contracts, as the case may be, in breach of any of its obligations under any other contract, deed, instrument or document; or

(d)                         made any enquiries concerning any English Obligor, any Material English Company or any other party to any of the Documents or the Material English Contracts.

3.                                      DEFINITIONS

3.1                                     The documents referred to in paragraph 2.1(a) to (c) above are together referred to in this opinion as the “Documents”.

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3.2                                     The “Prospectus” comprises the base prospectus included in the Registration Statement and the Final Prospectus Supplement. The “Time of Sale Information” comprises the base prospectus included in the Registration Statement, the Preliminary Prospectus Supplement and the Term Sheet.

3.3                                     References to the “Companies Act” and “FSMA” are to, respectively, the Companies Act 2006 (as amended) and the Financial Services and Markets Act 2000 (as amended).

4.                                         SCOPE OF OPINION

4.1                                    This opinion is limited to English law and is itself governed by English law. By accepting this opinion you irrevocably agree and accept that the English courts shall have exclusive jurisdiction to hear and determine any dispute or claim relating to it or its formation.

4.2                                    We express no opinion as to the laws of any jurisdiction other than the laws of England and Wales in force (and as interpreted by the English courts) at the date of this opinion and we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion. To the extent that the laws of any jurisdiction other than England and Wales may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

4.3                                    We express no opinion as to matters of fact or taxation.

5.                                         ASSUMPTIONS

In giving this opinion we have assumed the following:

5.1                                    All signatures, stamps and seals are genuine.

5.2                                    All documents submitted to us as originals are authentic and complete.

5.3                                    All documents submitted to us as copies or received by facsimile or other electronic transmission conform to the originals, and the original documents of which such copies, facsimiles or electronic copies have been supplied to us were authentic and complete.

5.4                                    All documents submitted to us in draft form have been or will be executed by the parties thereto in the same form as submitted to us without any amendment or modification thereto.

5.5                                    No amendments (whether oral, in writing or by conduct of the parties) have been made to the Documents, the Material English Contracts, the Prospectus or the Time of Sale Information and there are no other arrangements between any of the parties to the Documents or the Material English Contracts or otherwise which modify or supersede any of the terms thereof and the Securities and Guarantees that are executed are in the same form as the forms examined by us for the purposes of this opinion.

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5.6                                    The certificates (including the Certificates) and other documents on which we have expressed reliance in the giving of this opinion remain accurate and there have been no changes made to the memorandum of articles of association of each of the Material English Companies or the English Obligors as compared to the forms certified as being in force and provided to us under the Certificates.

5.7                                    In relation to each party to the Documents and the Material English Contracts (other than the English Obligors), it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

5.8                                    In relation to each party to the Documents and the Material English Contracts (other than in relation to the English Obligors as parties to the Underwriting Agreement, the Indenture, the Securities and the English Guarantees, as the case may be), its execution and performance of the Documents and/or the Material English Contracts, as the case may be, is within its capacity and powers and its entry into the Documents and/or the Material English Contracts, as the case may be, has been validly authorised.

5.9                                    The Documents and the Material English Contracts (substantially in the form examined by us) have been or will be duly executed and, where applicable, have been or will be delivered by all of the parties thereto.

5.10                              The obligations expressed to be assumed by each of the parties to each of the Documents and/or the Material English Contracts constitute their respective legally valid, binding and enforceable obligations under all applicable laws.

5.11                              None of the parties to the Documents and/or the Material English Contracts has passed a voluntary winding-up resolution and no petition or application has been presented to, or order made by, a court for the winding-up or dissolution of such party or the appointment of an administration of any such party and no receiver or administrator has been appointed in respect of any such party or any of their respective assets.

5.12                              The copies of the resolutions of the board of directors of each English Obligor provided to us in connection with the giving of this opinion accurately record resolutions which were duly passed at a properly convened meeting of duly appointed directors of each English Obligor and a quorum of such directors was present throughout the meeting and voted in favour of approving the resolutions and any provisions contained in the Companies Act or the articles of association of each English Obligor relating to the declaration of directors’ interests or the power of interested directors to vote were duly observed and such resolutions have not been amended or rescinded and are in full force and effect.

5.13                              Each English Obligor was not unable to pay its debts, within the meaning of section 123 of the Insolvency Act 1986, immediately after the execution of the Underwriting Agreement, the Indenture, the Securities and/or the English Guarantees, as applicable.

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5.14                              Each English Obligor acted in good faith and in the interests of such English Obligor in approving the Underwriting Agreement, the Indenture, the Securities and/or the English Guarantees, as the case may be.

5.15                              The execution of the Underwriting Agreement, the Indenture, the Securities and/or the English Guarantees, as the case may be, by each English Obligor and the exercise by each English Obligor of its rights and the performance by each English Obligor of its obligations under the Underwriting Agreement, the Indenture, the Securities and/or the English Guarantees, as the case may be, will sufficiently benefit and is in the interests of such English Obligor.

5.16                              All representations as to fact made in the Documents and in each other document referred to in paragraph 2.1 above are accurate.

5.17                              Each of the Underwriters and the Obligors market and carry out the Issue only in accordance with statements relating thereto in the Underwriting Agreement and the Prospectus and in particular, but without limitation, each Underwriter (i) is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business, (ii) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantors and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Issue and the underwriting of the Issue in, from or otherwise involving the United Kingdom.

5.18                              In connection with the Issue none of the Obligors will undertake any regulated activity within the meaning of the FSMA, nor will the Prospectus appear on, or be accessible from, the website of any of the Obligors.

5.19                              None of the parties to the documents to which this opinion relates is or will be seeking to achieve any purpose not apparent from the Documents, the Material English Contracts and the Prospectus.

5.20                              There are no provisions of any laws other than the laws of England and Wales, which would have any implications for the opinions which we express and, insofar as any such other laws may be relevant, such other laws have been or will be complied with and there are no provisions of the laws of any other jurisdiction outside England and Wales which would be contravened by the execution, delivery and performance of the Documents, the Material English Contracts, the consummation of the Issue and/or the transactions described in the Prospectus.

5.21                              Each party to the documents to which this opinion relates complies with all applicable anti-money laundering reporting requirements under the Proceeds of Crime Act 2002

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and no persons commits money laundering for the purposes of that Act in connection with such documents or any business under them.

6.                                      OPINION

Based on the foregoing, subject to any matters not disclosed to us and subject to the qualifications set out below, we give the following opinions:

6.1                                    Each of the English Obligors is a limited liability company, duly incorporated and subsisting under the laws of England and has all requisite capacity and power to enter into, deliver and perform its obligations under the Underwriting Agreement, the Indenture, the Securities and the English Guarantees (in each case, to which it is a party) and has taken all necessary corporate action to authorise the entry into, delivery and performance of its obligations under those documents.

6.2                                    The issuance of the Securities and the related Guarantees, and the execution and delivery by any of the English Obligors of the Underwriting Agreement and compliance by the English Obligors with all the provisions of the Underwriting Agreement and the consummation by the English Obligors of the transactions contemplated by the Underwriting Agreement, in each case, in accordance with the provisions of the Underwriting Agreement, the Registration Statement, Time of Sale Information and the Prospectus:

(a)                          will not conflict with or breach or result in a violation of any of the terms or provisions of, or constitute a default under, any of the Material English Contracts;

(b)                         will not result in a violation of the provisions of the memorandum or articles of association of any of the Material English Companies or a violation by any of the English Obligors of any statute in the United Kingdom; and

(c)                          will not result in any violation by any of the English Obligors of the provisions of any securities laws in the United Kingdom including the Companies Act and the FSMA.

6.3                                    The choice of New York law as the governing law of the Underwriting Agreement, the Indenture, the Securities and the English Guarantees (together, the “US Documents”) is a valid choice of law, provided it was freely made.

6.4                                    The statements set forth in the Registration Statement, Time of Sale Information and the Prospectus under the captions “Description of the Intercreditor Deeds”, “Description of Other Debt”, “Material United Kingdom Tax Considerations” and “Enforceability of civil liabilities” to the extent the same relates to matters of English law, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and true in all material respects.

6.5                                    No consent, approval, authorisation, order, registration or qualification of or with any court or governmental agency or body in the United Kingdom is required for the sale,

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issuance and delivery of the Securities and the related Guarantees by each of the Parent, the Intermediate Guarantors, the Company and VMIH and the execution and delivery by each of the Parent, the Intermediate Guarantors, the Company and VMIH of the Underwriting Agreement and the Indenture and compliance with all the provisions of the Underwriting Agreement and the Indenture and the consummation of the transactions contemplated therein, in each case, in accordance with provisions of the Underwriting Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

7.                                      QUALIFICATIONS

This opinion is subject to the following qualifications:

7.1                                    The Rome Convention (as defined in the Contracts (Applicable Law) Act 1990) has the force of law in the United Kingdom by virtue of such Act. Article 3.1 of the Rome Convention provides that a contract shall be governed by the law chosen by the parties. Although the express choice of New York law as the governing law of the US Documents is a choice of law within the terms of Article 3.1, the Rome Convention does provide for circumstances where Article 3.1 will not be applicable or will be overridden. In particular:

(a)                          Article 3.1 will not apply to questions governed by the law of companies and other bodies corporate or unincorporate (including winding up of companies and other bodies corporate or unincorporate) or to certain obligations arising under negotiable instruments or to the question whether an agent is able to bind a principal, or an organ to bind a company or body corporate or unincorporate, to a third party (Article 1);

(b)                         If the parties have chosen a foreign law but all other elements relevant to the situation at the time of choice are connected with one country only, such choice of law will not prejudice the application of rules of the law of that country which cannot be derogated from by contract (Article 3.3);

(c)                          Nothing in Article 3.1 restricts the application of the rules of the law of the forum in a situation where they are mandatory irrespective of the law otherwise applicable to the contract (Article 7.2); and

(d)                         The application of a rule of the chosen law may be refused if such application is manifestly incompatible with the public policy of the forum (Article 16).

7.2                                    The English courts have the discretion not to apply New York law if and so far as its application would lead to results contrary to the fundamental principles of public policy.

7.3                                    It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including any statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, the Time of Sale Information or the Prospectus, or whether any material facts have been omitted from it other than to the extent expressly stated in paragraph 6.4 above.

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7.4                                    An English company only has the authority to carry on those businesses specified in the objects clause of its memorandum of association.

7.5                                    We express no opinion as to whether any person will be prevented from acquiring Securities or may be required to divest any Securities.

8.                                      BENEFIT

This opinion is given for the sole benefit of the person(s) to whom it is addressed and the Underwriters listed in Schedule 1 hereto (a “Recipient”) in connection with the Underwriting Agreement and is not to be relied upon by or communicated to any other person or for any other purpose, nor is it to be quoted or made public in any way without our prior written consent, except that The Bank of New York Mellon, as Trustee, may rely on this opinion as if it had been directly addressed to it. It may, however, be disclosed by a Recipient to its legal advisers (but solely in connection with this transaction), its auditors or any body which acts as its regulator or as may be required by any law or regulation binding on the Recipient. In addition, this letter and its benefits are not assignable without our prior written consent to any person that acquires Securities from you or any of the other Underwriters.

Yours faithfully

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP

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SCHEDULE 1-A

THE UNDERWRITERS

J.P. Morgan Securities Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

The Royal Bank of Scotland plc

BNP Paribas

HSBC Securities (USA) Inc.

CALYON

Fortis Securities LLC

Lloyds TSB Bank Plc

Barclays Capital Inc.

UBS Securities LLC

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SCHEDULE 1-A

THE UNDERWRITERS

Deutsche Bank AG, London Branch

J.P. Morgan Securities Ltd.

Goldman, Sachs & Co.

The Royal Bank of Scotland plc

BNP Paribas

HSBC Bank plc

CALYON

Fortis Bank

Lloyds TSB Bank Plc

Barclays Bank PLC

UBS Securities LLC

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SCHEDULE 2

THE MATERIAL ENGLISH CONTRACTS

Exhibits to the Quarterly Report on Form 10-K for the year ended December 31, 2008, as filed on February 26, 2009

1.

Master Agreement relating to National Transcommunications Limited and NTL Digital Limited among NTL Group Limited, NTL (Chichester) Limited, NTL Digital Ventures Limited, Macquarie U.K. Broadcast Limited and Macquarie U.K. Broadcast Holdings Limited, dated 1 December 2004

2.

Deed of Variation to the Master Agreement among NTL Group Limited, NTL (Chichester) Limited, NTL Digital Ventures Limited, Macquarie U.K. Broadcast Limited and Macquarie U.K. Broadcast Holdings Limited, dated 23 December 2004

3.

Second Deed of Variation to the Master Agreement among NTL Group Limited, NTL (Chichester) Limited, NTL Digital Ventures Limited, Macquarie U.K. Broadcast Limited and Macquarie U.K. Broadcast Holdings Limited, dated 27 January 2005

4.

Third Deed of Variation to the Master Agreement among NTL Group Limited, NTL (Chichester) Limited, NTL Digital Ventures Limited, Macquarie U.K. Broadcast Limited and Macquarie U.K. Broadcast Holdings Limited, dated 31 January 2005

5.

Deed of Accession and Adherence to the Master Agreement among NTL Group Limited, NTL (Chichester) Limited, NTL Digital Ventures Limited, Macquarie U.K. Broadcast Limited, Macquarie U.K. Broadcast Holdings Limited and NTL Ventures Limited, dated 27 January 2005

6.

Share Sale Agreement relating to ntl Communications (Ireland) Limited and ntl Irish Networks Limited, dated as of May 9, 2005, among ntl Group Limited, ntl Irish Holdings Limited, ntl (Chichester) Limited and MS Irish Cable Holdings B.V.

7.

Deed of Tax Covenant relating to ntl Communications (Ireland) Limited, ntl Irish Networks Limited and their subsidiaries, dated as of May 9, 2005, among ntl Irish Holdings Limited, ntl (Chichester) Limited and MS Irish Cable Holdings B.V.

8.	Asset Transfer Agreement, dated as of May 9, 2005, between ntl Group Limited and MS Irish Cable Holdings B.V.

9.

High Yield Intercreditor Deed dated 13 April 2004 among NTL Cable PLC as Company, NTL Investment Holdings Limited as Borrower and as High Yield Guarantor, Credit Suisse First Boston as Facility Agent and Bank Group Security Trustee, The Bank of New York as High Yield Trustee, the Senior Lenders named therein, the Intergroup Debtor named therein and the Intergroup Creditor named therein

10.

Group Intercreditor Deed dated 3 March 2006 as amended and restated on 13 June 2006 and 10 July 2006 between, among others, Deutsche Bank AG, London Branch as Facility Agent and Security Trustee and the Seniors Lenders, the Intergroup Debtors and the Intergroup Creditors named therein (excluding schedules)

11.

Barclays Intercreditor Agreement dated 3 March 2006 between, among others, Yorkshire Cable Communications Limited, Sheffield Cable Communications Limited, Yorkshire Cable Properties Limited, Cable London Limited, Barclays Bank PLC and Deutsche Bank AG, London Branch as Security Trustee

12.	Service Agreement, dated as of May 7, 2008, between Virgin Media Limited and Neil Berkett

13.	Service Agreement, dated as of March 13, 2008, between Virgin Media Limited and Andrew Barron

14.	Service Agreement, dated as of February 27, 2008, between Virgin Media Limited and Howard Watson

15.	Employment Agreement, dated as of January 31, 2006, between Malcolm Wall and Telewest Communications Group Limited

16.	Letter Agreement, dated as of January 12, 2009, between Telewest Communications Group Limited and

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Malcolm Wall

17.	Terms and Conditions of Employment of Robert Gale, effective January 1, 2002, as amended on October 21, 2005

18.	Trade Mark Licence, dated as of April 3, 2006, between Virgin Enterprises Limited and NTL Group Limited

19.	Amendment Letter No. 1, effective February 8, 2007, to the Trade Mark Licence between Virgin Enterprises Limited and Virgin Media Limited dated April 3, 2006

20.	Amendment Letter No. 2, dated as of October 1, 2007, to the Trade Mark Licence between Virgin Enterprises Limited and Virgin Media Limited dated April 3, 2006

21.

Letter Agreement, dated as of April 3, 2006, between NTL Incorporated and Virgin Enterprises Limited relating to Virgin Enterprises Limited’s right to propose a candidate to serve on the NTL Incorporated board of directors

22.

Senior Facilities Agreement, dated March 3, 2006, as amended and restated on May 22, 2006, July 10, 2006, August 10, 2006, April 4, 2007, May 15, 2008 and November 10, 2008 between, among others, Virgin Media Inc., certain of its subsidiaries (as Borrowers and/or Guarantors) and Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International (as Bookrunners and Mandated Lead Arrangers)

Exhibits to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, as filed on May 6, 2009

1.	Letter Agreement, dated as of April 14, 2009, between Virgin Media Limited and Howard Watson

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SCHEDULE 3

THE MATERIAL ENGLISH COMPANIES

[NOTE: To be conformed to final list in Underwriting Agreement.]

1.               Virgin Media Communications Limited

2.               Virgin Media Finance PLC

3.               Virgin Media Investment Holdings Limited

4.               VMIH Sub Limited

5.               Diamond Cable Communications Limited

6.               ntl Midlands Limited

7.               ntl Rectangle Limited

8.               ntl (CWC) Limited

9.               ntl Communications Services Limited

10.         Virgin Media Limited

11.         Flextech Broadband Limited

12.         Telewest Limited

13.         Telewest UK Limited

14.         Telewest Communications Holdings Limited

15.         Telewest Communications Networks Limited

16.         Telewest Communications Group Limited

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ANNEX VII

Undertakings by Underwriters

(1)           Each Underwriter agrees it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)           Each Underwriter further represents, warrants and agrees that that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Service and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantors; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

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